UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GI DYNAMICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GI DYNAMICS, INC.

320 Congress Street, Floor 3

Boston, MA 02210

August 20, 2020

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of GI Dynamics, Inc. (“GI Dynamics” or the “Company”) to be held on September 3, 2020, at 5:00 p.m., United States Eastern Daylight Time (“EDT”). As a result of the public health and travel guidance and concerns due to COVID-19, the Special Meeting will be held virtually via telephone and internet audio streaming. You may vote during the Special Meeting via the online portal at https://web.lumiagm.com/244039802. The attached Notice of Special Meeting and accompanying proxy statement describe the business which the Company will conduct at the Special Meeting and provides information about GI Dynamics that you should consider when you vote your shares of common stock.

At the Special Meeting, the Company will ask stockholders to consider and vote on certain stockholder proposals which are more fully described in the accompanying proxy statement. Whether or not you plan to virtually attend the Special Meeting, the Company urges you to read the proxy statement (and any documents incorporated into the proxy statement by reference) and consider such information carefully before voting.

All stockholders are invited to virtually attend the Special Meeting and the Company hopes you will be able to virtually attend the Special Meeting. Whether or not you expect to virtually attend the Special Meeting, you are urged to vote or submit your proxy card as soon as possible so that your shares of common stock can be voted at the Special Meeting in accordance with your instructions. When you have finished reading the proxy statement, the Company encourages you to vote promptly. You may vote your shares of common stock by following the instructions on the enclosed proxy card. Internet voting is available as described in the enclosed materials. The Company encourages you to vote by proxy so that your shares of common stock will be represented and voted at the meeting, whether or not you can virtually attend. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support.

Sincerely,

Scott Schorer
President and Chief Executive Officer

GI DYNAMICS, INC.

320 Congress Street, Floor 3

Boston, MA 02110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON September 3, 2020

To GI Dynamics stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of GI Dynamics, Inc. (“GI Dynamics” or the “Company”), a Delaware corporation, will be held virtually on September 3, 2020, at 5:00 p.m., EDT via the online portal at https://web.lumiagm.com/244039802, for the following purposes:

1.	To amend and restate the Company’s amended and restated certificate of incorporation to, among other things, implement the following material amendments, as further described in the proxy statement:

1(a) to increase the number of authorized shares of common stock, $0.01 par value per share, from 75,000,000 shares to 280,000,000 shares;

1(b) to increase the number of authorized shares of preferred stock, $0.01 par value per share, from 500,000 shares to 118,000,000 shares;

1(c) to establish the terms of the Series A Preferred Stock, which will be the only current series of preferred stock;

1(d) to declassify the Board of Directors and provide for the annual election of directors;

1(e) to include a provision to designate the Delaware Chancery Court as the exclusive forum for certain legal actions; and

1(f) to allow stockholders to act by written consent.

2.	To approve the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”);

3.	To authorize an adjournment of the Special Meeting, if necessary, even if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2; and

4.	To transact such other business as may be properly brought before the Special Meeting and any adjournment or postponements thereof.

The Company’s Board of Directors recommended a vote “FOR” Proposals 1, 2 and 3.

You are entitled to notice of and to vote at the Special Meeting only if you were a GI Dynamics stockholder as of the close of business on August 14, 2020, the record date for the Special Meeting (the “Record Date”). The owners of common stock as of the Record Date are entitled to vote via the online portal at https://web.lumiagm.com/244039802 at the Special Meeting and any adjournments or postponements of the meeting. A list of stockholders of record will be available on request during the 10 days prior to the Special Meeting. Requests may be made by email to coporatesecretary@gidynamics.com or by phone to +1 781.357.3263.

The proxy statement that accompanies and forms part of this Notice of Special Meeting provides information in relation to each of the matters to be considered at the Special Meeting. The Notice of Special Meeting and the proxy statement should be read in their entirety. If a stockholder is in doubt as to how they should vote at the Special Meeting, they should seek advice from their legal counsel, accountant, or other professional adviser prior to voting.

All stockholders are cordially invited to virtually attend the Special Meeting. Whether you plan to virtually attend the Special Meeting or not, you are requested to complete, sign, date, and return the enclosed proxy card as soon as possible so that your shares can be voted at the Special Meeting in accordance with the instructions on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Charles R. Carter
Chief Financial Officer, Secretary, and Treasurer
Boston, Massachusetts

August 20, 2020

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GI DYNAMICS, INC.

320 Congress Street, Floor 3

Boston, MA 02110

PROXY STATEMENT FOR THE GI DYNAMICS

2020 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON September 3, 2020

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about August 24, 2020 and are furnished in connection with the solicitation of proxies by the Board of Directors of GI Dynamics, Inc. (“GI Dynamics” or the “Company”) for use at a special meeting of stockholders (the “Special Meeting”) to be held on September 3,2020, at 5:00 p.m., EDT. As a result of the public health and travel guidance and concerns due to COVID-19, the Special Meeting will be held virtually. You may vote during the Special Meeting via the online portal at https://web.lumiagm.com/244039802.

IMPORTANT: To ensure that your shares of common stock are represented at the Special Meeting, please vote your shares of common stock via the Internet or by marking, signing, dating, and returning the enclosed proxy card to the address specified. If you attend the Special Meeting virtually, you may choose to vote via the online portal at https://web.lumiagm.com/244039802 even if you have previously voted your shares of common stock.

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IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

This proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to virtually attend the Special Meeting to vote your shares of common stock. Instead, if you hold shares of common stock you may vote your shares of common stock by marking, signing, dating and returning the enclosed proxy card or as otherwise described in this proxy statement. The Company will pay the cost of soliciting proxies.

Why is the Company Soliciting My Proxy?

The Board of Directors of GI Dynamics (the “Board”) is soliciting your proxy to vote at the Special Meeting that will be held on September 3, 2020, at 5:00 p.m., EDT and any adjournments of the Special Meeting. As a result of the public health and travel guidance and concerns due to COVID-19, the Special Meeting will be held virtually. You may vote during the Special Meeting via the online portal at https://web.lumiagm.com/244039802. This proxy statement, along with the accompanying Notice of 2020 Special Meeting of Stockholders, summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting. This solicitation is being made by the Company and will be paid for by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors and officers, personally or by telephone or e-mail, without compensation for the solicitation.

If you held shares of the Company’s common stock as of the close of business on August 14, 2020 (the “Record Date”), you are invited to virtually attend the Special Meeting and telephonically vote on the Proposals described in this proxy statement.

The Company has sent you this proxy statement, the Notice of 2020 Special Meeting of Stockholders and the proxy card because you owned shares of GI Dynamics’ common stock on the Record Date. The Company intends to commence distribution of these proxy materials to stockholders on or about August 24, 2020.

Who Can Vote?

If you were a holder of GI Dynamics common stock on the Record Date, either as a stockholder of record or as the beneficial owner of shares held in street name, you may vote your shares at the Special Meeting. As of the Record Date, there were 74,999,895 shares of common stock outstanding and entitled to vote. The Company’s common stock is the Company’s only class of voting stock. Each stockholder has one vote for each share of common stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially and held in street name.

You do not need to virtually attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I Change My Vote or Revoke My Proxy?” below.

What Does It Mean To Be A “Stockholder Of Record?”

You are a “stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to GI Dynamics or to vote at the Special Meeting via the online portal at https://web.lumiagm.com/244039802. If you received printed proxy materials, the Company has enclosed or sent a proxy card for you to use. You may also vote by Internet, as described below under the heading “How Do I Vote My Shares of GI Dynamics Common Stock?”

What Does It Mean To Beneficially Own Stock In “Street Name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. While the Company does not believe that any shares of common stock are held by brokers, banks, trustees or other nominees as of the Record Date, if you do own shares in street name, the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are also invited to virtually attend the Special Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any Proposals on which your broker, bank, trustee or nominee does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares online at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote telephonically or you will not be virtually attending the Special Meeting, you may vote by proxy or by Internet, as described below under the heading “How Do I Vote My Shares of GI Dynamics Common Stock?”

How Do I Vote My Shares of GI Dynamics Common Stock?

Whether you plan to virtually attend the Special Meeting or not, the Company urges you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares of common stock in the manner you indicate. You may specify whether your shares of common stock should be voted for, against, or abstain with respect to all of the Proposals to be voted on at the Special Meeting. Voting by proxy will not affect your right to virtually attend the Special Meeting. If your shares of common stock are registered directly in your name through the Company’s stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

●	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares of common stock voted, they will be voted as recommended by the Board. The proxy card must be received prior to the Special Meeting.

●	By Internet. Follow the instructions attached to the proxy card to vote by Internet.

●	Virtually at the meeting. If you attend the Special Meeting virtually, you may vote via the online portal at https://web.lumiagm.com/244039802.

Internet voting facilities allowing voting in advance of the Special Meeting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. on September 2, 2020 EDT.

If your shares of common stock are held in “street name” (held in the name of a broker, bank, trustee or nominee), you must provide the broker, bank, trustee or nominee with instructions on how to vote your shares of common stock and can do so as follows:

●	By mail. Follow the instructions you receive from your broker, bank, trustee or nominee explaining how to vote your shares of common stock.

●	By Internet or by telephone. Follow the instructions you receive from your broker, bank, trustee or nominee to vote by Internet or telephone.

●	Virtually at the meeting. Contact the broker, bank, trustee or nominee that holds your shares of common stock to obtain a broker’s proxy card and have it with you during the Special Meeting. You will not be able to vote online at the Special Meeting unless you have a proxy card with a Company number and account number from your broker, bank, trustee or nominee.

How Does the Board Recommend That I Vote on the Proposals?

The Company’s Board recommended that you vote as follows:

1.	“FOR” the approval of the Second Amended and Restated Certification of Incorporation, including the material amendments including in this proxy statement;

2.	“FOR” the approval of the 2020 Plan; and

3.	“FOR” adjourning the Special Meeting, if necessary, even if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy’s best judgment. At the time this proxy statement was first made available, the Company knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

May I Change My Vote or Revoke My Proxy?

If you are a stockholder of record and give the Company your proxy, you may change your vote or revoke your proxy at any time before the Special Meeting in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet as instructed above;

●	by notifying the Company’s corporate secretary in writing at GI Dynamics, Inc., 320 Congress Street, Boston, MA 02210, U.S.A., Attention: Corporate Secretary, before the Special Meeting that you have revoked your proxy; or

●	by virtually attending the Special Meeting, revoking your proxy and voting via the online portal at https://web.lumiagm.com/244039802 Virtual attendance at the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request during the Special Meeting that it be revoked.

Your most current vote, whether by Internet or proxy card, is the one that will be counted.

If you are a beneficial owner and hold shares of common stock through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee.

Where Can I find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting. The Company will report the results on a current report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

How Do I Virtually Attend the Special Meeting?

As a result of the public health and travel guidance and concerns due to COVID-19, the Special Meeting will be held virtually. You may vote during the Special Meeting via the online portal at https://web.lumiagm.com/244039802.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, the votes the shares represent will not be counted if you do not vote as described above under “How Do I Vote My Shares of GI Dynamics Common Stock?” While the Company does not believe that any shares of common stock are held by brokers, banks, trustees or other nominees as of the Record Date, if your shares are held in street name and you do not provide voting instructions to the broker, bank or other nominee that holds your shares as described above, the broker, bank or other nominee that holds your shares has the authority to vote your unvoted shares only with respect to so-called “routine” matters where they have discretionary voting authority over your shares. The Company does not believe that any of the Proposals being voted upon at the Special Meeting are “routine” matters. Accordingly, the broker, bank or other nominee will not have discretionary authority to vote on any of the Proposals.

The Company encourages you to provide voting instructions to your broker, bank, or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire. If your broker, bank or other nominee cannot vote your shares on a Proposal at the Special Meeting because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker, bank or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, a “broker non-vote” will be reported.

The vote required to approve each Proposal and the manner in which votes are counted is set forth below.

Proposals 1(a) to 1(f): Approve the Second Amended and Restated Certificate of Incorporation	The affirmative vote of a majority in voting power of the Company’s outstanding shares of common stock is required to approve the Second Amended and Restated Certificate of Incorporation. Abstentions will have the same effect as a vote against these proposals. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for these proposals. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the same effect as a vote against these proposals.

Proposal 2: Approve the 2020 Plan	The affirmative vote of a majority of the votes cast is required for the approval of the 2020 Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares. As a result, any shares not voted by a customer will be treated as broker non-votes. Broker non-votes will have no effect on the results of this vote.

Proposal 3: Approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2	The affirmative vote of a majority of the votes cast is required for the approval of this Proposal 3. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares. As a result, any shares not voted by a customer will be treated as broker non-votes. Broker non-votes will have no effect on the results of this vote.

What Constitutes a Quorum for the Special Meeting?

The presence, virtually or by proxy, of the holders of one-third of the voting power of all outstanding shares of the Company’s common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting virtually or by proxy, abstentions, and broker non-votes are counted for the purposes of determining whether a quorum exists. If there is no quorum, the chairman of the Special Meeting or the holders of a majority of shares of common stock present at the Special Meeting, either virtually or by proxy, may adjourn the Special Meeting to solicit additional proxies and reconvene the Special Meeting at a later date.

Could Other Matters Be Decided at the Special Meeting?

The Company is currently unaware of any matters to be raised at the Special Meeting other than those referred to in this proxy statement. If other matters are properly presented for consideration at the Special Meeting and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Electronic Delivery of Future Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. If you are a holder of record, you can choose this option and save the Company the cost of producing and mailing these documents by:

●	following the instructions provided on your proxy card;

●	following the instructions provided when you vote over the Internet; or

●	going to www.proxyvote.com and following the instructions provided.

PROPOSAL 1 — APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposals 1(a)-(f) relate to the amendment and restatement (the “Restated Certificate”) of the Company’s current Amended and Restated Certificate of Incorporation, as amended (the “Certificate”). Each of the proposed amendments discussed below are being voted on separately by the stockholders of the Company. If the stockholders do not approve all of the Proposals discussed below, the Restated Certificate will not satisfy the closing condition to the Series A Preferred Financing (as defined below) and the Company will not be able to file the Restated Certificate with the State of Delaware and consummate the Series A Preferred Financing. Crystal Amber Fund Limited (“Crystal Amber”), which currently owns approximately 86.9% of the outstanding shares of the Company’s common stock, is the lead investor in the Series A Preferred Financing and, as a result, is expected to vote in favor of this Proposal in order to consummate the Series A Preferred Financing, thus assuring approval. Assuming the stockholders approve the Proposals, it is anticipated that the Company will file the Restated Certificate with the Secretary of State of the State of Delaware shortly before the initial closing of the Series A Preferred Financing.

The Board has considered each of the changes discussed below and has approved the Restated Certificate, which incorporates all of these changes. The form of the proposed Restated Certificate is attached to this proxy statement as Appendix A.

Background

On August 10, 2020, the Company entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) to sell up to $10 million of shares of Series A Preferred Stock (the “Series A Preferred”) to Crystal Amber, along with other accredited investors that agree to purchase shares pursuant to the Purchase Agreement, in a private placement comprised of one or more closings for a total purchase price of up to $10 million, which will include approximately $1.25 million of principal, plus accrued but unpaid interest, from the conversion of outstanding convertible bridge notes held by Crystal Amber, which amount may be increased prior to the initial closing, at conversion price equal to 80% of the purchase price per share of Series A Preferred (the “Series A Preferred Financing”). Pursuant to the terms and conditions of the Purchase Agreement, in connection with the initial closing of the Series A Preferred Financing, the Company will amend and restate the Certificate as set forth in the Restated Certificate attached as Appendix A, subject to stockholder approval of these Proposals.

At the initial closing of the Series A Preferred Financing, the Company will sell a minimum of 59,343,599 shares of Series A Preferred to Crystal Amber for proceeds of approximately $5.0 million, including $1.25 million from the conversion of the principal amount of the outstanding convertible bridge notes, plus any accrued but unpaid interest, which amount may be increased prior to the initial closing, and the Company, the investors and certain stockholders will also enter into a voting agreement (the “Voting Agreement”), right of first refusal and co-sale agreement (the “ROFR Agreement”) and investors’ rights agreement (the “Investor Rights Agreement”). In addition, prior to the initial closing, the Company and Crystal Amber will enter into a note exchange and warrant cancellation agreement (the “Note Exchange and Warrant Cancellation Agreement”), pursuant to which Crystal Amber will exchange the unsecured convertible promissory note issued by the Company on August 21, 2019, in the initial principal amount of up to $4,596,893 (the “August 2019 Note”), for a new unsecured convertible promissory note (the “Exchange Note”) and the cancellation of the warrant issued to Crystal Amber on January 13, 2020 (the “Warrant”).

The Series A Preferred Financing will be subject to a number of closing conditions, including the approval by the Company’s stockholders of these proposals, completion of the transactions contemplated by the Note Exchange and Warrant Cancellation Agreement, the filing of the Restated Certificate and the receipt of any required regulatory and other consents and approvals.

On August 10, 2020, the Board elected Mark Lerdal to serve as the sole director of the Company. Mr. Lerdal was nominated by Crystal Amber. It is anticipated that Mr. Lerdal will continue to serve as a director of the Company following the consummation of the Series A Preferred Financing in addition to any other directors that may be appointed and elected in accordance with the terms of the Restated Certificate.

Effect of approval of the Restated Certificate on the Company’s Stockholders

The Company’s ability to successfully implement its business plans and ultimately generate value for its stockholders is dependent on the Company’s ability to maximize capital raising opportunities. If all of the proposals to effect the Restated Certificate are approved by the Company’s stockholders, the Company will be able to consummate the Series A Preferred Financing, which is anticipated to result in proceeds to the Company of approximately $10 million. Such additional funding would provide the Company with significant working capital, strengthen the Company’s balance sheet and provide the Company with additional capital for operations and to support the strategic priorities of the Company, which include attaining a CE mark for EndoBarrier, initiation of the I-STEP trial in India and resumption of the U.S. STEP-1 pivotal trial pending the removal of COVID-19 related restrictions. If these proposals are not approved by the Company’s stockholders, the Company will need to delay the Series A Preferred Financing and schedule a new stockholder meeting to seek approval or it may need to abandon the Series A Preferred Financing. Any additional meetings and proxy solicitations will result in significant additional costs and distract the Company’s management and other employees from its business operations. However, as Crystal Amber is the lead investor in the Series A Preferred Financing and currently owns approximately 86.9% of the outstanding shares of the Company’s common stock, it is expected that Crystal Amber will vote in favor of this proposal in order to consummate the Series A Preferred Financing, thus assuring approval.

Notwithstanding what the Company believes to be benefits that outweigh risks, there are certain risks involved with approval of these proposals. If the Company’s stockholders approve the Restated Certificate, then the automatic exercise of Crystal Amber’s right to 13,095,764 shares of common stock that are issuable pursuant to that certain Right to Shares and Waiver Agreement, dated as of July 24, 2020 (the “Right to Shares and Waiver Agreement”) and the future conversion of Series A Preferred resulting in issuances of common stock, may cause significant dilution to the Company’s stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the actual or perceived value of the Company’s common stock.

The issuance of these additional shares of common stock may have an incidental anti-takeover effect in that the additional shares of common stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The issuance of these shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, the Company currently knows of no specific effort to accumulate its securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Certain Interests of Executed Officers and Directors

In considering the Board’s recommendation that stockholders approve the Restated Certificate, stockholder should be aware that such directors and the Company’s executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Restated Certificate, to the extent of their ownership in shares of common stock and securities convertible or exercisable for common stock.

Description of Series A Preferred Financing

The following does not purport to be a complete description of the Purchase Agreement, the Voting Agreement, the ROFR Agreement, the Investor Rights Agreement, and the Note Exchange and Warrant Cancellation Agreement described in this proxy statement and each is qualified in its entirety by reference to the full text of such document, all of which are attached as appendices to this proxy statement.

Purchase Agreement

Pursuant to the terms and conditions of the Purchase Agreement, up to 118,000,000 shares of Series A Preferred will be issued to investors for a total purchase price of up to approximately $10 million. The Company may hold one or more subsequent closings at any time prior to October 31, 2020, to sell the remaining shares in the Series A Preferred Financing. In order to consummate the initial closing of the Series A Preferred Financing, the Company must sell a minimum of 59,343,599 shares of Series A Preferred (including the shares of Series A Preferred to be delivered in connection with the conversion of the outstanding bridge notes held by Crystal Amber) equal to approximately $5 million. Crystal Amber will purchase any shares not subscribed for by other investors, up to the remaining offering amount of $5 million, on or before October 31, 2020.

The Purchase Agreement provides that the purchase price for the Series A Preferred will be $0.08863 per share. The Company intends to use the proceeds from the Series A Preferred Financing for product development and other general corporate purposes.

The Series A Preferred will be convertible into shares of common stock at a 1-for-1 ratio, both at the option of the holder and mandatorily upon either (a) the closing of the sale of shares of common stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in at least $100,000,000 of gross proceeds to the Company (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding Series A Preferred. The foregoing conversion rights, along with the other rights and privileges of the holders of Series A Preferred, including voting and director nomination rights, anti-dilution adjustments, protective provisions, preferential payments and dividends, are set forth in the Restated Certificate attached as Appendix A and are also described in more detail in Proposal 1(c).

Crystal Amber may terminate its obligations under the Purchase Agreement if, prior to the initial closing, any of the following occurs: (a) the Company fails to satisfy the closing conditions under the Purchase Agreement on or before September 30, 2020, and such failure is through no fault of Crystal Amber, (b) the Company consummates a Deemed Liquidation Event (as defined in the Restated Certificate), (c) the closing of an initial public offering of the Company or (d) the Company becomes subject to bankruptcy or insolvency proceedings.

The Purchase Agreement contains additional representation and warranties, covenants and conditions, in each case customary for transactions of this type. Pursuant to the terms and conditions of the Purchase Agreement, the Company will also enter into indemnification agreements with each of its directors and officers.

The above discussion summarizes the material terms of the Purchase Agreement but does not purport to be a complete statement of all provisions of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this proxy statement as Appendix B.

Voting Agreement

In connection with the initial closing of the Series A Preferred Financing, the Company will enter into the Voting Agreement with investors, including Crystal Amber, and certain stockholders of the Company listed in Schedule B of the Voting Agreement (collectively, the “Stockholders”). Pursuant to the terms of the Voting Agreement, the Stockholders will vote their shares to elect (a) one director designated from time to time by Crystal Amber, who initially will be Mark Lerdal and (b) one director designated from time to time by Crystal Amber, who is not otherwise involved in the management of Crystal Amber, in each case, for so long as Crystal Amber continues to own beneficially at least 5,000,000 shares of common stock, on an as-converted basis. The Stockholders will also be required to vote for any increases in the number of authorized shares of common stock, as necessary, to ensure that at any given time there are sufficient shares of common stock available for conversion of all outstanding shares of Series A Preferred.

The Voting Agreement also provides for drag-along rights, which will be triggered if (a) the Board and (b) the holders of more than 50% of the then outstanding shares of common stock and Series A Preferred, voting together on an as-converted basis (the “Selling Holders”), approve a Sale of the Company or a bona fide equity financing (each, as defined in the Voting Agreement). Upon the triggering of such rights, and subject to the satisfaction of specified conditions in the Voting Agreement, the Company and the Stockholders will be required to take certain actions in support of such Sale of the Company or such bona fide equity financing, including voting in favor of the transaction, selling the same proportion of shares being sold by the Selling Holders, executing all necessary documents and refraining from dissenting or taking any actions that may prevent the consummation of the transaction.

Notwithstanding the foregoing, the Stockholders will not be permitted to participate in such Sale of the Company that is a Stock Sale (as defined in the Voting Agreement), unless all holders of Series A Preferred are allowed to participate and the consideration received from such Stock Sale is allocated in the manner specified in the Restated Certificate.

The Voting Agreement will automatically terminate upon (a) the consummation of the Company’s first underwritten public offering of its common stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction) or (b) the consummation of a Sale of the Company (as defined in the Voting Agreement) and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate.

The above discussion summarizes the material terms of the Voting Agreement but does not purport to be a complete statement of all provisions of the Voting Agreement and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached to this proxy statement as Appendix C.

ROFR Agreement

In connection with the initial closing of the Series A Preferred Financing, the Company will enter into the ROFR Agreement with investors, including Crystal Amber, and certain stockholders of the Company listed in Schedule B of the ROFR Agreement (the “Key Holders”).

The ROFR Agreement will grant the Company a right of first refusal, and grant investors a secondary refusal right, over the shares of Capital Stock (as defined in the ROFR Agreement) held by the Key Holders, in the event a Key Holder desires to transfer such shares to a third party. Subject to certain exceptions, if a Key Holder proposes to transfer any shares of Capital Stock, then, among other transfer restrictions described more fully in the ROFR Agreement, such Key Holder must provide written notice (the “Proposed Transfer Notice”) to the Company setting forth the identity of the proposed transferee, the intended date of the proposed transfer, the purchase price thereof, and other material terms and conditions of the proposed transfer. Within 15 days of receiving the Proposed Transfer Notice, the Company may exercise its right of first refusal to purchase all or any portion of the shares of Capital Stock in the proposed transfer, at the same price and on the same terms and conditions as those offered to the prospective transferee and set forth in the Proposed Transfer Notice.

If the Company does not purchase all of the shares of Capital Stock in the proposed transfer, then each investor may exercise its secondary refusal right to purchase all or a portion of the shares not purchased by the Company, at the same price and on the same terms and conditions as those offered to the prospective transferee and set forth in the Proposed Transfer Notice. Following such exercise of the secondary refusal right, each exercising investor will have the option to purchase all or any part of the balance of any remaining unsubscribed shares in the proposed transfer.

The ROFR Agreement will also grant each investor a right of co-sale. Subject to certain exceptions, if any shares of Capital Stock set forth in a Proposed Transfer Notice are not purchased by the Company pursuant to its right of first refusal or by investors pursuant to their secondary refusal rights, and thereafter such shares are to be sold to a proposed transferee, each investor will have the opportunity to exercise such right and elect to participate in such proposed transfer on a pro rata basis and on the same terms and conditions specified in the Proposed Transfer Notice.

The foregoing rights will not apply to any sales of shares of Capital Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate). Also, Key Holders will be prohibited from transferring their shares of Capital Stock, as determined by the Board, to (x) any competitors of the Company and (y) any customers, distributors or suppliers, which as a result of such transfer, would place the Company at a competitive disadvantage.

The ROFR Agreement will automatically terminate upon the earlier of (a) immediately prior to the consummation of a Qualified IPO and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

The above discussion summarizes the material terms of the ROFR Agreement but does not purport to be a complete statement of all provisions of the ROFR Agreement and is qualified in its entirety by reference to the ROFR Agreement, a copy of which is attached to this proxy statement as Appendix D.

Investor Rights Agreement

In connection with the initial closing of the Series A Preferred Financing, the Company will enter into the Investor Rights Agreement with investors. The Investor Rights Agreement will grant investors certain registration rights with respect to the Registrable Securities (as defined in the Investor Rights Agreement) held by them, which securities generally include: (a) the common stock issuable or issued upon conversion of the Series A Preferred and (b) any common stock, or any common stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any securities of the Company, acquired by such investors after the date of the Investor Rights Agreement. The registration of the Company’s common stock pursuant to the exercise of these registration rights will enable holders to sell their shares under the Securities Act when the applicable registration statement is declared effective.

Form S-1 Demand Registration Rights. If, at any time following the earlier of (a) the 3 year anniversary of the date of the Investor Rights Agreement and (b) 180 days after a Qualified IPO, the holders of at least 50% of the Registrable Securities then outstanding request that the Company register at least 50% of the Registrable Securities then outstanding on Form S-1, then the Company will be required to register their shares, subject to certain limitations described in the Investor Rights Agreement. Such demand registration rights may be invoked on no more than one occasion in any 12-month period, and the Company will be obligated to effect at most two registrations in response to such rights.

Form S-3 Demand Registration Rights. If, at any time the Company is eligible to register its shares on a Form S-3 registration statement, the holders of at least 30% of the Registrable Securities then outstanding request that the Company effect a registration statement on Form S-3 with respect to their Registrable Securities having an anticipated aggregate offering price of at least $5 million, then the company will be required to effect such registration, subject to certain limitations described in the Investor Rights Agreement. Such demand registration rights may be invoked on no more than one occasion in any 12-month period, and the Company will be obligated to effect at most two registrations in response to such rights.

Piggy-back Registration Rights. If at any time the Company proposes to register its securities in a public offering solely for cash, other than in an Excluded Registration (as defined in the Investor Rights Agreement), then, subject to certain exceptions, the holders of Registrable Securities will be entitled to include their Registrable Securities in such registration.

The registration rights will terminate upon the earliest to occur of: (a) the closing of a Deemed Liquidation Event (as defined in the Restated Certificate), (b) with respect to any particular holder, at such time, following the consummation of a Qualified IPO, when such holder stockholder can sell all of its shares pursuant to Rule 144 of the Securities Act or otherwise, during any three month period without registration, and (c) the 5 year anniversary of the date of the Investor Rights Agreement.

The Company will generally be required to pay all expenses relating to registrations, other than underwriting discounts and commissions and subject to limitation of $10,000 for the reasonable fees of one special counsel for the participating holders. The Investor Rights Agreement also includes customary indemnification and procedural terms.

In addition to the registration rights described above, each investor that holds at least one million shares of Registrable Securities will be entitled to certain information rights with respect to the Company’s financials, certain inspection rights with respect to the Company’s properties and books and records, and a right of first offer with respect to future issuances of the Company’s securities. Such information and inspection rights will terminate (a) immediately before the consummation of a Qualified IPO, (b) when the Company becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act following the date on which the Company deregisters or is otherwise no longer subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event (as defined in the Restated Certificate), whichever event occurs first.

The above discussion summarizes the material terms of the Investor Rights Agreement but does not purport to be a complete statement of all provisions of the Investor Rights Agreement and is qualified in its entirety by reference to the Investor Rights Agreement, a copy of which is attached to this proxy statement as Appendix E.

Note Exchange and Warrant Cancellation Agreement

In connection with the Series A Preferred Financing, the Company will enter into the Note Exchange and Warrant Cancellation Agreement with Crystal Amber, under which Crystal Amber will surrender the August 2019 Note to the Company for cancellation, and in exchange, the Company will issue Crystal Amber the Exchange Note (the “Exchange”). Upon the Exchange, the August 2019 Note will automatically terminate, and the Company’s outstanding obligations under the August 2019 Note, including any related contractual obligations, will be deemed to have been fully satisfied.

Contemporaneously with the Exchange, and without any further action on the part of the Company or Crystal Amber, the 2019 Warrant will also be terminated and no longer be exercisable, and the Company will be deemed to have been released from its obligations in respect of the Warrant, including any related contractual obligations.

The Exchange Note will accrue interest at a rate equal to 5% per annum compounded annually, other than during the continuance of an event of default, in which case the Exchange Note will accrue interest at a rate of 8% per annum. If the Exchange Note has not already been paid in full or otherwise converted pursuant to its terms, the entire outstanding principal balance and all unpaid accrued interest thereon will be due on June 30, 2022 (the “Maturity Date”). Crystal Amber, as the holder of the Exchange Note, will have the option any time prior to the Maturity Date to convert the entire outstanding principal balance under the Exchange Note and all unpaid accrued interest thereon (the “Outstanding Amount”) into a number of shares of common stock equal to the quotient obtained by dividing (a) the Outstanding Amount by (y) 200% of the initial purchase price per share in the Series A Preferred Financing. In addition, the Company will not be permitted to prepay the Exchange Note prior to the Maturity Date without the consent of Crystal Amber.

The Note Exchange and Warrant Cancellation Agreement contains customary events of default. If a default occurs and is not cured within the applicable cure period or is not waived, any outstanding obligations under the Exchange Note may be accelerated. The Note Exchange and Warrant Cancellation Agreement and the Exchange Note also contain additional representations and warranties, covenants and conditions, in each case customary for transactions of this type.

The above discussion summarizes the material terms of the Note Exchange and Warrant Cancellation Agreement and the Exchange Note, but does not purport to be a complete statement of all provisions of the Note Exchange and Warrant Cancellation Agreement and the Exchange Note and is qualified in its entirety by reference to the Note Exchange and Warrant Cancellation Agreement and the Exchange Note, copies of which are attached to this proxy statement as Appendix F and G, respectively.

PROPOSAL 1(A): TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, FROM 75,000,000 SHARES TO 280,000,000 SHARES

The Certificate currently authorizes the Company to issue up to 75,000,000 shares of common stock, $0.01 par value, no shares of Class B common stock and 500,000 shares of preferred stock, $0.01 par value. The Board has unanimously approved an amendment to the Certificate to increase the authorized number of shares of common stock by 205,000,000 shares from 75,000,000 to 280,000,000 shares, as set forth in the Restated Certificate, and recommends that the Company’s stockholders approve such amendment, which will be effective upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware. This Proposal should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Restated Certificate attached to this proxy statement as Appendix A.

Reasons for the Proposal

As of the date of this proxy statement, the Company has 75,000,000 shares issued and outstanding and, as a result, does not have any available shares of authorized but unissued common stock available for issuance. As a result, the Company is not able to consummate the Series A Preferred Financing without an increase to the number of authorized shares of common stock in order to have sufficient shares of common stock available for issuance upon conversion of the Series A Preferred. In addition, the Company does not have sufficient shares to issue in connection with its existing obligations, including the issuance of (i) 3,240,221 shares of common stock underlying outstanding stock awards, (ii) 13,095,764 shares of common stock that remain issuable pursuant to the Right to Shares and Waiver Agreement, (iii) approximately 4,737,319 shares of common stock issuable upon conversion of the August 2019 Note, which is anticipated to be exchanged for the Exchange Note pursuant to the Note Exchange and Warrant Cancellation Agreement that will be convertible into approximately 29,260,539 shares of common stock, and (iv) 4,625,425 shares of common stock underlying outstanding warrants, which are also anticipated to be cancelled in connection with the Series A Preferred Stock Financing (the “Existing Obligations”).

The Board has determined that it would be in its best interests to increase the number of authorized shares of common stock in order to provide the Company with the ability to consummate the Series A Preferred Financing so that the holders of Series A Preferred can convert their shares into a maximum of 118,000,000 shares of common stock in accordance with the terms and conditions of the Restated Certificate. In addition, the increase will allow the Company to satisfy the Existing Obligations. The increase to the number of authorized shares of common stock will also allow the Company to issue various equity awards to its employees pursuant to the 2020 Plan, subject to stockholder approval of Proposal 2 below, which the Company plans to use to provide appropriate equity incentives for its employees over time, without the need to obtain additional stockholder approvals.

Beyond the Series A Preferred Financing, there are currently no formal proposals or agreements that would require an increase in the Company’s authorized shares of common stock. After taking into account the recent bridge financing of $500,000 pursuant to the terms and conditions of that certain Convertible Promissory Note, issued on August 4, 2020 (the “August 2020 Note”), the Company will need to secure financing no later than September 5, 2020, in order to continue its operations and this may require the Company to issue a material number of new shares of common stock.

Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

Potential Adverse Effects of the Amendment

The Board desires to have the additional shares of common stock available to provide flexibility to use the Company’s common stock for business and financial purposes in the future as well to have sufficient shares of common stock available to provide appropriate equity incentives for the Company’s employees. The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company. The shares of common stock will be available for issuance by the Board for proper corporate purposes, including but not limited to, the Series A Preferred Financing, the compliance with its existing obligations and equity compensation plans. The Board believes the increase in authorized share capital is in the best interests of the Company and its stockholders and recommends that the stockholders approve the increase in authorized share capital.

Although Proposal 1(a) is not intended to be an anti-takeover provision, coupled with other provisions of the Restated Certificate, Proposal 1(a) could have an anti-takeover effect. These provisions, collectively, could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt.

No Appraisal Rights

Under the Delaware General Corporation Law (the “DGCL”), the Company’s stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate to increase the number of authorized shares of common stock pursuant to the Restated Certificate, and the Company will not independently provide stockholders with any such rights.

Vote Required and Recommendation

The approval of the amendment to increase the number of authorized shares of common stock from 75,000,000 shares to 280,000,000 shares, as reflected in the Restated Certificate, requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote for such proposal. Crystal Amber currently owns approximately 86.9% of the outstanding shares of common stock and is expected to vote in favor of this proposal, thus assuring approval.

THE BOARD OF DIRECTORS RECOMMENDED THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 1(B): TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK, $0.01 PAR VALUE PER SHARE, FROM 500,000 SHARES TO 118,000,000 SHARES

The Certificate currently authorizes the Company to issue up to 500,000 shares of preferred stock, $0.01 par value. The Board has unanimously approved an amendment to the Certificate to increase the authorized number of shares of preferred stock by 117,500,000 shares from 500,000 to 118,000,000 shares, as reflected in the Restated Certificate, and recommends that the Company’s stockholders approve such amendment, which will be effective upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware. This Proposal should be read in conjunction with and is qualified in its entirety by reference to the text of the Restated Certificate attached to this proxy statement as Appendix A.

Reasons for the Proposal

The Board has determined that it would be in its best interests to increase the number of authorized shares of preferred stock to provide the Company with the ability to consummate the Series A Preferred Financing.

Beyond the Series A Preferred Financing, there are currently no formal proposals or agreements that would require an increase in the Company’s authorized shares of preferred stock. After taking into account the proceeds from the August 2020 Note, the Company will need to secure additional financing no later than September 5, 2020, in order to continue its operations and this may require the Company to issue a material number of new shares of preferred stock.

Potential Adverse Effects of the Amendment

The Board desires to increase the amount shares of preferred stock available to consummate the Series A Preferred Financing to raise capital for the Company’s operations. The increase to the number of shares of preferred stock will have an anti-takeover effect as a result of the larger number of shares of common stock into which it may be converted and the voting authority of the Series A Preferred in relation to the number of shares of common stock that are outstanding. The issuance of additional shares of common stock upon conversion of the Series A Preferred in the future will also have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. Although Proposal 1(b) is not intended to be an anti-takeover provision, the existence of additional shares of preferred stock may discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt.

No Appraisal Rights

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate to increase the number of authorized shares of preferred stock pursuant to the Restated Certificate, and the Company will not independently provide stockholders with any such rights.

Vote Required and Recommendation

The approval of the amendment to increase the number of authorized shares of preferred stock from 500,000 shares to 118,000,000 shares, as reflected in the Restated Certificate, requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote for such proposal. Crystal Amber currently owns approximately 86.9% of the outstanding shares of common stock and is expected to vote in favor of this proposal, thus assuring approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK.

PROPOSAL 1(C): TO ESTABLISH THE TERMS OF THE SERIES A PREFERRED STOCK, WHICH WILL BE THE ONLY CURRENT SERIES OF PREFERRED STOCK

Pursuant to the terms and conditions of the Purchase Agreement, up to 118,000,000 shares of Series A Preferred will be issued to investors for a total purchase price of up to approximately $10 million. The Certificate currently authorizes the Company to issue up to 500,000 shares of preferred stock, $0.01 par value. Assuming Proposal 1(b) is approved by the Company’s stockholders, the Restated Certificate will provide for the issuance of up to 118,000,000 shares of preferred stock, of which all such shares will be designated as Series A Preferred. The Company’s Board of Directors has unanimously resolved to adopt, subject to stockholder approval, an amendment to the Certificate to designate all of the shares of preferred stock as Series A Preferred. This Proposal should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Restated Certificate attached to this proxy statement as Appendix A.

Reasons for the Proposal

The Company’s Board of Directors has determined that it would be in its best interests to adopt the amendment in the Restated Certificate to designate all of the shares of the Company’s preferred stock as Series A Preferred with the corresponding rights and privileges. This amendment will allow the Company to comply with its obligations under the Purchase Agreement and will provide the Company with the ability to consummate the Series A Preferred Financing.

Beyond the Series A Preferred Financing, there are currently no formal proposals or agreements that would require an increase in the Company’s authorized shares of preferred stock. The Company will need to secure financing no later than September 5, 2020, in order to continue its operations and this may require the Company to issue a material number of new shares of preferred stock.

Each share of Series A Preferred will have the rights and privileges set forth below.

Voting and Director Nomination Rights

Holders of shares of Series A Preferred will generally be entitled to vote with the holders of shares of common stock, at any meeting of the stockholders of the Company or by written consent in lieu of such meeting. Except as required by applicable law or provided in the Restated Certificate, holders of Series A Preferred will vote together with the holders of common stock as a single class and on an as-converted to common stock basis.

Holders of Series A Preferred will have the right, exclusively and as a separate class, to (a) designate 2 members of the Board, (b) remove such designees from the Board without cause and (c) fill any vacancies with respect to those directorships.

Protective Provisions

In addition to the foregoing director nomination rights, at any time when at least 5 million shares of Series A Preferred are outstanding, holders of at least a majority of the outstanding shares of Series A Preferred, voting separately as a single class, must approve certain significant actions of the Company, including, among others: (a) the liquidation, dissolution or winding up of the affairs of the Company; (b) any Deemed Liquidation Event (as defined in the Restated Certificate); (c) amendments to the Restated Certificate or the Company’s bylaws, which would adversely affected the rights and privileges of the Series A Preferred; (d) any issuance or authorization of an additional class or series of capital stock of the Company that does not rank junior to the Series A Preferred with respect certain rights and privileges; (e) any reclassification of an existing security of the Company that renders such security senior to the Series A Preferred with respect to certain rights and privileges; and (f) any increase or decrease in the authorized number of members of the Board.

Conversion Rights and Anti-Dilution Adjustments

The Holders of shares of Series A Preferred will have the right to convert such shares into shares of common stock on a 1-for-1 basis, at a conversion price equal to the per share issue price of the Series A Preferred, which initially under the Purchase Agreement, will be $0.08863 per share. Shares of Series A Preferred will be convertible both at the option of the holder and mandatorily upon either (a) the closing of a Qualified IPO or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred.

The Company will be required, at all times, to reserve and keep available out of its authorized and unissued shares of common stock the number of shares that would be issuable upon conversion of all outstanding shares of Series A Preferred. If this reserve is not sufficient at any point to allow for full conversion, the Company must take action to sufficiently increase its pool of authorized but unissued shares of common stock.

The conversion price of the Series A Preferred and the number of shares of common stock to be delivered upon conversion of the Series A Preferred will be subject to certain customary anti-dilution protections for certain events, such as (a) stock splits, subdivisions, or combinations of common stock, (b) certain dividends or distributions on shares of common stock and (c) certain mergers, reorganizations, reclassifications, recapitalizations and consolidations of the Company.

Preferential Payments

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series A Preferred then outstanding will be entitled to receive, before any distribution of the assets of the Company to the holders of common stock, an amount per share equal to 1.2 times the original issue price per share in the Series A Preferred Financing, plus any declared but unpaid dividends. Holders of Series A Preferred will also be entitled to the same preferential rights upon a Deemed Liquidation Event (as defined in the Restated Certificate), except that in such case, the distributions to holders of Series A Preferred shall be in the form of payments from the proceeds of the transaction constituting such Deemed Liquidation Event.

Dividends

Holders of Series A Preferred will entitled to receive dividends, when and if declared by the Company on any shares of its capital stock (other than on dividends on shares of common stock payable in shares of common stock), prior to or at the same time of the payment of such declared dividends. In such case, the minimum dividend amount payable on shares of Series A Preferred will be determined either on an as-converted to common stock basis or on the basis of the issue price of the capital stock, and will be calculated based on the formulas set forth in the Restated Certificate.

Potential Adverse Effects of the Amendment

The Board desires to designate the new class of Series A Preferred to consummate the Series A Preferred Financing to raise capital for the Company’s operations. The Series A Preferred will have an anti-takeover effect as a result of the larger number of shares of common stock into which it may be converted and the voting authority of the Series A Preferred in relation to the number of shares of common stock that are outstanding. The issuance of additional shares of common stock upon conversion of the Series A Preferred in the future will also have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. Although Proposal 1(c) is not intended to be an anti-takeover provision, the existence of the Series A Preferred may discourage or make more difficult efforts to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. Also, because of the number of votes that the Series A Preferred has along with the common stock, the holders of the Series A Preferred will have the ability to influence or potentially determine the members of the Board and to direct the affairs of the Company.

No Appraisal Rights

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate to designate the Series A Preferred pursuant to the Restated Certificate, and the Company will not independently provide stockholders with any such rights.

Vote Required and Recommendation

The approval of the amendment to designate all of the shares of preferred stock as Series A Preferred, as reflected in the Restated Certificate, requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote for such proposal. Crystal Amber currently owns approximately 86.9% of the outstanding shares of common stock and is expected to vote in favor of this proposal, thus assuring approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO DESIGNATE SERIES A PREFERRED.

PROPOSAL 1(D): TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR
THE ANNUAL ELECTION OF DIRECTORS

The Certificate currently provides that the Board is divided into three classes, as nearly equal in number as possible, with each class of directors serving a staggered term, so that the term of only one class expires at each annual meeting of stockholders and each class is elected to a three-year term.

In connection with the Series A Preferred Financing, the Company agreed to amend the Certificate to declassify the Board to provide that all members of the Board stand for election at each annual meeting of stockholders. Prior to entering into the Purchase Agreement, the Board considered such agreement and determined that the removal of the classified Board structure was necessary in order to proceed with the Series A Preferred Financing and was therefore in the best interests of the Company and its stockholders. The Board continues to believe that the declassification of the Board is in the best interest of the Company and its stockholders. Accordingly, after weighing the merits of the declassification, the Board has, consistent with the terms of the Purchase Agreement, unanimously approved the declassification, as set forth in the Restated Certificate, and recommends that the Company’s stockholders approve such amendment, which will be effective upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware. If this proposal is approved, commencing with the election of directors at the 2020 Annual Meeting, all directors shall be elected annually for terms of one year, and each director elected at or after the 2020 Annual Meeting shall hold office until the next succeeding annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

In addition, if this proposal is approved, each director elected prior to the 2020 Annual Meeting for a term extending beyond the 2020 Annual Meeting shall, notwithstanding such term, hold office only until the 2020 Annual Meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Each director who may have a term that extends beyond the 2020 Annual Meeting have agreed that if this proposal is approved such director shall tender his or her resignation as a director to be effective upon the 2020 Annual Meeting. If this proposal is approved, all directors of the Company shall be elected for one-year terms at the 2020 Annual Meeting.

This Proposal should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Restated Certificate attached to this proxy statement as Appendix A.

Reasons for the Proposal

On August 10, 2020, the Company entered into the Purchase Agreement, pursuant to which the Company agreed, among other things, to submit for approval and adoption by its stockholders an amendment to the Certificate to authorize the declassification of the Board. In light of the Purchase Agreement, as well as the benefits of annual election of directors, such as enabling stockholders to express a view on the collective performance of the Board as well as each director’s performance by means of an annual vote, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Certificate to provide for the declassification of the Board. Additionally, if the Company’s stockholders approve and adopt the proposed amendment to the Certificate, the Board intends to adopt changes to the Company’s bylaws to make conforming changes related to the declassification the Board. If the Company’s stockholders do not approve and adopt the proposed amendment, the Board will remain classified.

Potential Adverse Effects of the Amendment

The Board recognizes that the Company’s classified board structure may offer certain advantages, such as promoting continuity and stability in the management of the business and affairs of the Company and reducing vulnerability to coercive takeover tactics that do not benefit stockholders and may divert valuable management resources.

No Appraisal Rights

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate to declassify the Board pursuant to the Restated Certificate, and the Company will not independently provide stockholders with any such rights.

Vote Required and Recommendation

The approval of the amendment to declassify the Board, as reflected in the Restated Certificate, requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote for such proposal. Crystal Amber currently owns approximately 86.9% of the outstanding shares of common stock and is expected to vote in favor of this proposal, thus assuring approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO DECLASSIFY THE BOARD.

PROPOSAL 1(E): TO INCLUDE A PROVISION TO DESIGNATE THE DELAWARE CHANCERY COURT AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

In connection with the Series A Preferred Financing, the Company agreed to amend the Certificate to add a new provision designating the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for specified legal actions unless otherwise consented to by the Company. This designation of the Court of Chancery of the State of Delaware would apply to (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. The forum selection provision does not apply to investor claims that arise outside of the internal affairs of the corporation, such as securities claims arising out of a violation of the Securities Act of 1933 (the “Securities Act”), as amended, or the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. Unless the Company consents in writing to the selection of an alternative forum, U.S. federal district courts of will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Prior to entering into the Purchase Agreement, the Board considered such provision and determined that the addition of this provision was necessary in order to proceed with the Series A Preferred Financing and was therefore in the best interests of the Company and its stockholders. The Board continues to believe that the addition of this exclusive forum provision is in the best interest of the Company and its stockholders. Accordingly, after weighing the merits of the exclusive forum provision, the Board has, consistent with the terms of the Purchase Agreement, unanimously approved the exclusive forum provision, as set forth in the Restated Certificate, and recommends that the Company’s stockholders approve such amendment, which will be effective upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware.

This Proposal should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Restated Certificate attached to this proxy statement as Appendix A.

Reasons for the Proposal

On August 10, 2020, the Company entered into the Purchase Agreement, pursuant to which the Company agreed, among other things, to submit for approval and adoption by the Company’s stockholders an amendment to the Certificate to add a new provision designating the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for specified legal actions unless otherwise consented to by the Company. In light of the Purchase Agreement, as well as the benefits of an exclusive forum provision, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Certificate to provide for the exclusive forum provision.

In addition, plaintiffs seeking to bring claims against the Company for matters to which the exclusive forum provision relates could use the Company’s diverse operations to bring duplicative suits in multiple jurisdictions or to choose a forum state that may not apply Delaware law, the Company’s state of incorporation, to the Company’s internal affairs in the same manner as the Court of Chancery of the State of Delaware would do so. The proposed provision is intended to avoid subjecting the Company to the expense and other costs of duplicative lawsuits in multiple jurisdictions. While an exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes within the scope described above, the Board believes that the ability to require such actions to be brought in a single forum that is expert in applying the law of the Company’s state of incorporation provides numerous efficiencies and benefits to the Company and its stockholders that outweigh those considerations.

Delaware offers a specialized Court of Chancery of the State of Delaware to address corporate law matters, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery of the State of Delaware has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes. In addition, this provision would promote judicial fairness and avoid conflicting results, as well as make the Company’s defense of applicable claims more focused and economical, such as by avoiding duplicative discovery. For these reasons, the Board believes that providing for the Court of Chancery of the State of Delaware as the exclusive forum for the types of disputes described above is in the best interests of the Company and its stockholders.

No Appraisal Rights

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate to add the exclusive forum provision pursuant to the Restated Certificate, and the Company will not independently provide stockholders with any such rights.

Vote Required and Recommendation

The approval of the amendment designating the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for specified legal actions unless otherwise consented to by the Company, as reflected in the Restated Certificate, requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote for such proposal. Crystal Amber currently owns approximately 86.9% of the outstanding shares of common stock and is expected to vote in favor of this proposal, thus assuring approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADD THE EXCLUSIVE FORUM PROVISION.

PROPOSAL 1(F): TO ALLOW STOCKHOLDERS TO ACT BY WRITTEN CONSENT

In connection with the Series A Preferred Financing, the Company agreed to amend the Certificate to allow stockholders to act by written consent, which is currently not permitted under the Certificate. This amendment would allow stockholders to take certain actions they could take at a meeting of stockholders by written consent. The Board has recommended that stockholders vote in favor of the amendment. Additionally, if the Company’s stockholders approve and adopt the proposed amendment to the Certificate, the Board intends to adopt changes to the Company’s bylaws to make conforming changes to allow stockholders to act by written consent. If the Company’s stockholders do not approve and adopt the proposed amendment, all stockholder actions will only be taken by vote through a duly called meeting.

Prior to entering into the Purchase Agreement, the Board considered such provision and determined that the addition of this provision was necessary in order to proceed with the Series A Preferred Financing and was therefore in the best interests of the Company and its stockholders. The Board continues to believe that the amendment to allow stockholders to act by written consent is in the best interest of the Company and its stockholders. Accordingly, the Board has, consistent with the terms of the Purchase Agreement, unanimously approved this amendment, as set forth in the Restated Certificate, and recommends that the Company’s stockholders approve such amendment, which will be effective upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware.

This Proposal should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Restated Certificate attached to this proxy statement as Appendix A.

Reasons for the Proposal

On August 10, 2020, the Company entered into the Purchase Agreement, pursuant to which the Company agreed, among other things, to submit for approval and adoption by the Company’s stockholders an amendment to the Certificate to allow stockholders to act by written consent. In light of the Purchase Agreement, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Certificate to allow stockholders to act by written consent.

In addition, under the provisions of Section 228 of the DGCL, corporate action of stockholders without a meeting of stockholders may be taken by the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise specified in the certificate of incorporation. The Certificate does not allow for stockholders to act by written consent. Accordingly, the adoption of this proposal would conform the applicable provisions of the Certificate to the requirements of Section 228 of the DGCL, as set forth in the Restated Certificate.

Potential Adverse Effects of the Amendment

The Board recognizes that the amendment to allow stockholders to act by written consent may result in the potential abuse of a right to act by written consent, since such a right could lead to significant actions being approved without giving all stockholders adequate notice and the opportunity to express their views at an open stockholder meeting.

No Appraisal Rights

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate to allow stockholders to vote by written consent pursuant to the Restated Certificate, and the Company will not independently provide stockholders with any such rights.

Vote Required and Recommendation

The approval of the amendment designating to allow stockholders to act by written consent, as reflected in the Restated Certificate, requires the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote for such proposal. Crystal Amber currently owns approximately 86.9% of the outstanding shares of common stock and is expected to vote in favor of this proposal, thus assuring approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ALLOW STOCKHOLDERS TO VOTE BY WRITTEN CONSENT.

PROPOSAL 2: APPROVAL OF THE COMPANY’S 2020 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

On August 8, 2020, the Board approved the 2020 Plan, subject to stockholder approval, and directed that the 2020 Plan be submitted to the Company’s stockholders for their approval at this meeting. If approved by the stockholders, the 2020 Plan will become effective as of the date of approval and no further awards will be made under the Company’s. 2011 Employee, Director and Consultant Equity Incentive Plan (the “2011 Plan”). If this proposal is not approved by the Company’s stockholders, the 2020 Plan will not become effective, and the 2011 Plan will remain in effect in accordance with its present terms.

The purposes of the 2020 Plan are to enable the Company to recruit and retain highly qualified employees, directors and consultants; provide them with an incentive for productivity; and provide them with an opportunity to share in the growth and value of the Company. The Board believes that the new plan and the number of shares available for grant under the plan are important to allow us to attract, motivate, reward and retain the talent critical to achieving the Company’s business goals.

As of August 14, 2020, the Company had 554,866 shares of common stock that remained available for issuance under the 2011 Plan and 3,240,221 shares of common stock underlying outstanding equity awards. Without approval by stockholders of the 2020 Plan, the Company will be unable to continue to grant equity awards once the 2011 Plan share pool is depleted, potentially resulting in the loss of employees and difficulties in recruiting new employees. If the 2020 Plan is not approved, the Company will become increasingly reliant on cash-based compensation, which will deplete the Company’s finite cash resources. The 2020 Plan initially authorizes the issuance of up to 41,710,968 shares of common stock pursuant to awards to be granted under the 2020 Plan.

Summary of the 2020 Plan

The principal provisions of the 2020 Plan are summarized below. This summary is qualified in its entirety by reference to the actual 2020 Plan proposed in this proxy statement, a copy of which is attached as Appendix H.

Administration

The 2020 Plan vests broad powers in a committee to administer and interpret the 2020 Plan, provided that, the Board itself may at any time exercise any rights and duties of the committee under the 2020 Plan (the “Administrator”). The Board will designate the Compensation Committee as the Administrator. In this capacity, the Administrator has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards, and approve forms of award agreement to be used for awards under the 2020 Plan. The Administrator may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law, the Administrator may delegate to one or more of the Company’s officers the authority to grant awards to participants who are not subject to Section 16 of the Exchange Act.

Eligibility

Persons eligible to receive awards from the 2020 Plan include employees, directors and certain consultants to the Company and its affiliates who provide significant services to the Company or its affiliates (the “Participants”). As of the Record Date, the Company had 13 employees and consultants, 3 executive officers and 1 non-executive director, all of whom are eligible to receive awards from the 2020 Plan.

Shares Subject to the 2020 Plan

The 2020 Plan provides for the issuance of up to 41,710,968 of shares of common stock. At all times during the term of the 2020 Plan, the Company intends to reserve and keep available sufficient shares to satisfy the requirements of the 2020 Plan. No more than 41,710,968 shares may be granted as incentive stock options. In addition, a non-employee member of the Board may not receive equity awards to receive more than 5,000,000 shares of common stock in any fiscal year.

Types of Awards

The 2020 Plan permits the Company to issue to Participants, qualified and/or non-qualified options to purchase shares of common stock, awards of common stock and other stock-based awards.

The Administrator is responsible for administration of the 2020 Plan and has the sole discretion to determine which Participants will be granted awards and the terms and conditions of the awards granted. The 2020 Plan may be amended by the Company’s stockholders and by the Administrator, however, any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval.

The exercise price of stock options granted from the 2020 Plan is determined by the Administrator when the option is granted and may be not less than the fair market value, as defined in the Plan, of a share of the Company’s common stock on the date of grant; provided that the exercise price of an incentive stock option will be not less than 100% of the fair market value of a share of the Company’s common stock on the date of grant and the exercise price of an incentive option granted to a Participant who owns securities representing more than 10% of the voting power outstanding (a “10% Holder”) will not be less than 110% of the fair market value of a share of the Company’s common stock on the date of grant. No option can have a term that is longer than 10 years; an incentive stock option granted to a 10% Holder cannot have a term that is longer than 5 years. Following the termination of a Participant’s employment for a reason other than cause, death or disability, an outstanding option will terminate three months following the Participant’s separation from service. If a Participant’s employment is terminated as a result of death or disability, an outstanding option will terminate one year following the Participant’s separation from service. If a Participant’s employment is terminated for cause, an outstanding option will terminate on the date that the Participant is notified of his or her termination for cause. Upon the exercise of any option, the exercise price will be payable to us in full (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of common stock held for at least six months (if required to avoid negative accounting treatment) having a fair market value equal as of the date of the exercise to the aggregate cash exercise price for the number of shares as to which the option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the option, a number of shares having a fair market value equal as of the date of exercise to the aggregate exercise price for the number of shares as to which the option is being exercised, or (d) at the discretion of the Administrator (after consideration of applicable securities, tax and accounting implications), by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of the methods of payment described above or (g) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

A stock award is an offer by the Company to sell or grant to a Participant common stock that may or may not be subject to restrictions. The Administrator determines to whom an offer will be made, the number of shares to be granted or purchased, the price to be paid, the restrictions to which the shares will be subject, if any, and all other terms and conditions of the stock award. The Administrator has the right to grant other stock-based awards having such terms and conditions as the Administrator may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into shares and the grant of stock appreciation rights, phantom stock awards or stock units.

Termination and Amendment

The 2020 Plan will terminate automatically on earlier of the tenth anniversary of stockholder approval or approval of the Board of Directors or extended by the Board of Directors with the approval of the stockholders. The Board of Directors may amend or terminate the 2020 Plan at any time and from time to time. An amendment of the 2020 Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules, or as otherwise determined at the time by the Board. However, no amendment or termination may materially impair any rights or obligations under any outstanding Award without the Participant’s consent.

As of July 23, 2020 (U.S. Eastern Time), the fair market value of a share of common stock was $0.07 based on the last price set forth for one CHESS Depository Interest (“CDI”, equal to 1/50th of one share of Common Stock) on the Australian Securities Exchange (“ASX”) and the July 23, 2020 closing foreign exchange rate for United States dollars per Australian dollar as published by the Reserve Bank of Australia.

New Plan Benefits

The benefits that will be awarded or paid in the future under the 2020 Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Accordingly, in lieu of providing information regarding benefits that will be received under the 2020 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2019: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Stock Options			Restricted Stock Units
Name and Position	Number of Shares (#)	Average Exercise Price ($)		Number of Units (#)	Dollar Value ($)(1)
Scott Schorer President and Chief Executive Officer	1,890,145	0.98		250,000	$200,000
Charles Carter Chief Financial Officer	385,226	1.12			-
Stephen Linares Vice President of Clinical and Regulatory Affairs	160,000	0.66			-
All executive officers (3 persons)	2,435,371	0.98	(2)		-
All non-executive directors (4 persons)	185,500	2.38	(2)		-
All employees (other than current executive officers) (approximately 11 persons)*	373,734	1.67	(2)		-

*	As of August 9, 2020

(1)	The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 11 to the Company’s consolidated financial statements in its annual report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	Represents the weighted average exercise price for the group.

Securities Authorized for Issuance Under Equity Compensation Plans

Unless otherwise specified by the Board or the Compensation Committee at the time of grant, all stock options granted under this policy shall (i) have an exercise price equal to the fair market value of the Company’s common stock as determined pursuant to the 2011 Plan on the date of grant and (ii) such stock options shall become exercisable in full immediately prior to a change of control of the Company.

The table below sets forth information with regard to shares authorized for issuance under the Company’s equity compensation plans as of December 31, 2019. As of December 31, 2019, the Company had two active equity compensation plans, each of which was approved by the Company’s stockholders:

●	the 2003 Omnibus Stock Plan; and

●	the 2011 Plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options or vesting of restricted stock units	Weighted- average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,024,221	$1.47	554,866
Equity compensation plans not approved by security holders	—		—
Total	3,024,221	$1.47	554,866

Federal Income Tax Consequences of the Issuance and Exercise of Stock Options

The following discussion is only a general overview of the tax effects of awards of stock options. It is not a comprehensive discussion or analysis of the tax effect of an award granted to any individual Participant. It is the responsibility of a Participant who receives an award from the 2020 Plan to consult with his or her tax advisor to determine the tax effects of the grant of any award to him or her.

Non-Statutory Stock Options

Under the current provisions of the Internal Revenue Code, if shares of common stock are issued to the original holder of a non-qualified option granted and exercised under the 2020 Plan (assuming there is not an active trading market for options of the Company), the Participant will not recognize income at the time of the grant of the option. However, on exercise of the option and purchase of the common stock, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock acquired at the time of exercise over the exercise price. Furthermore, upon the sale of the shares of common stock the Participant will recognize a short-term or long-term capital gain, or loss, as the case may be, in an amount equal to the difference between the amount the Participant received from the sale of those shares and the Participant’s tax basis in the shares (as described below). Finally, the Company will be entitled to expense as compensation the amount of ordinary income that the holder recognized.

If the Participant pays the exercise price entirely in cash, the tax basis of the shares of common stock will be equal to the amount of the exercise price paid plus the ordinary income recognized by the Participant from exercising the options. This basis should equal the fair market value of the shares of common stock acquired on the date of exercise.

The ordinary income received by the Participant on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other trust fund payments will be due with respect to the exercise of the options.

Incentive Stock Options

The rule stated above is different when there has been an acquisition of the common stock pursuant to the exercise of an incentive stock option. The rules governing incentive stock options prevent the taxation of the options as income to the Participant at the time the option is granted or at the time the Participant exercises the option and buys the stock. The Participant incurs tax (which is at capital gains rates) only at the time of the sale of the stock the Participant purchased by exercising the option. However, in order to take advantage of the special tax treatment, there are certain restrictions relating to incentive stock options that must be met. The employee must have an option to receive shares of the corporation employing him, its parent or its subsidiary. The option must be granted within 10 years from the date that the plan is adopted by the Board of Directors or approved by the shareholders, whichever is earlier. Further, the option granted must be exercisable within 10 years from the date it is granted (five years in the case of a 10% Holder). The option exercise price may not be less than the fair market value of the stock at the time the option is granted (110% of the fair market value in the case of a 10% Holder), and the option may not be transferred other than by death. The option may be exercised only by the employee (unless the employee dies, in which case his executor, administrator or representative would be entitled to exercise). The employee must remain an employee of the corporation from the time the option is granted until three months before the option is exercised. Once the stock has been purchased by exercise of the incentive option, it cannot be sold within two years from the date the option was granted or within one year from the date the option was exercised and the stock was purchased, whichever is later.

Certain Interests of Executive Officers and Directors

In considering the recommendation of the Board with respect to the approval of the 2020 Plan, stockholders should be aware that the Company’s executive officers are eligible to receive awards under the 2020 Plan and, accordingly, may from time to time have interests that present them with conflicts of interest in connection with this proposal to approve the 2020 Plan. Subsequent to the Board’s approval and recommendation that stockholders approve the 2020 Plan, such directors have resigned and, therefore, will not be eligible to receive awards under the 2020 Plan.

Vote Required and Recommendation

The approval of the 2020 Plan requires the affirmative vote of a majority of the shares of the common stock present virtually or represented by proxy at the special meeting and entitled to vote. Crystal Amber currently owns approximately 86.9% of the outstanding shares of common stock and is expected to vote in favor of this proposal, thus assuring approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2020 PLAN.

EXECUTIVE COMPENSATION

The following table shows the total compensation paid during the fiscal years ended December 31, 2019 and December 31, 2018 to (1) the Company’s current president and chief executive officer, and (2) the Company’s next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2019 and were serving as executive officers as of such date.

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott W. Schorer	(4)	2019	$414,699	$-	$-	$1,309,890	$200,000	$-	$-	$1,924,589
President and Chief Executive Officer		2018	$400,000	$-	$-	$306,000	$160,000	$-	$-	$866,000

Charles Carter	(5)	2019	$100,000	$-	$-	$431,453	$-	$-	$-	$531,453
Chief Financial Officer and Secretary		2018	$-	$-	$-	$-	$-	$-	$29,373	$29,373

Stephen Linares	(6)	2019	$228,258	$-	$-	$105,600	$-	$-	$-	$333,858
Vice President of Clinical and Regulatory Affairs		2018	$-	$-	$-	$-	$-	$-	$-	$-

1)	The amounts in the “Stock Awards” column do not reflect compensation actually received by the Company’s executive officers. Rather, these amounts represent the aggregate grant date fair value of all service based RSUs and the target value of the performance based RSUs granted during each fiscal year computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, excluding the impact of estimated forfeitures. The aggregate fair value of these stock awards is determined using the market value of the Company’s common stock which was derived from the market value of the CDIs listed on the ASX until July 2020, converted to a USD equivalent and adjusting for the ratio of 1 share of common stock per 50 CDIs and using the exchange rate as published by the Reserve Bank of Australia in effect on the date of grant, multiplied by the aggregate number of restricted stock units granted. A discussion of the assumptions used in calculating the grant date fair value may be found in “Note 14 – Share Based Compensation” in the notes to the Company’s Financial Statements included in its Annual Report on Form 10-K.

2)	The amounts in the “Option Awards” column represent the aggregate grant date fair value for option awards awarded during fiscal years 2019 and 2018 computed in accordance with the provisions of FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the assumptions used in determining grant date fair value may be found in “Note 14 – Share Based Compensation” in the notes to Financial Statements included in the Company’s Annual Report on Form 10-K.

3)	Payments listed in the “Non-Equity Incentive Plan Compensation” column reflect discretionary performance-based awards made by the Board for the named executive officers.

4)	In September 2019, Mr. Schorer’s offer letter agreement was revised to include a new base salary of $450,000 and a grant of 1,169,545 stock options.

5)	Mr. Carter was hired as the Company’s Chief Financial Officer in September 2019 at an annual base salary of $300,000. In connection with Mr. Carter’s appointment, he was granted 385,226 stock options.

6)	Mr. Linhares was hired as the Company’s Vice President of Clinical and Regulatory Affairs in January 2019 at an annual base salary of $230,000. In connection with Mr. Linhares’s appointment, he was granted 160,000 stock options. In January 2020, Mr. Linhares’s annual base salary increased to $250,000, retroactive to September 2019.

Narrative Disclosure to Summary Compensation Table

Employment Agreements, Offer Letters and Separation Agreements

The following section summarizes the employment agreements, offer letters and separation agreements the Company has entered into with its named executive officers. For purposes of the employment agreements and offer letters, the Company uses the following terms:

(i) “cause” to mean termination of employment as a result of the employee’s conviction of a crime involving moral turpitude, any material act of dishonesty by the employee involving the Company or a breach by the employee of his or her obligations under the terms of the non-competition, non-solicitation or non-disclosure agreements with the Company; and (ii) “constructive termination” to mean a material diminution in the employee’s title, responsibilities or duties, a material breach of the offer letter by the Company, a material reduction in the employee’s compensation or the relocation of the Company’s office beyond a 25-mile radius from its current location.

Scott Schorer

In March 2016, the Company entered into an executive employment agreement with Mr. Schorer to serve as its president and chief executive officer. The Company amended Mr. Schorer’s employment agreement in January 2017. Mr. Schorer’s agreement, following such amendment, provided for, among other things: (i) an initial annual base salary of $400,000, subject to review by the board, (ii) eligibility to receive an annual bonus at a target amount of 30% of his base salary if approved in the sole discretion of the Board, which bonus, if any, shall be paid within 45 days after the end of the fiscal year to which it relates. The most recent adjustment effective January 2017 increased Mr. Schorer’s potential annual bonus to 40% of his base salary. The Company further amended Mr. Schorer’s employment agreement in September 2019. Mr. Schorer’s agreement, following such amendment, provided for, among other things: (i) an initial annual base salary of $450,000, subject to review by the Board, (ii) eligibility to receive an annual bonus at a target amount of 50% of his base salary if approved in the sole discretion of the Board, which bonus, if any, shall be paid within 45 days after the end of the fiscal year to which it relates.

Under the terms of the employment agreement, upon his Commencement Date, Mr. Schorer was granted 250,000 stock options. The stock options are exercisable at a price equal to the closing price on the Commencement Date and will vest as to 25% of the shares on the first anniversary of the Commencement Date, and equally over each successive quarter thereafter for three years, provided that he remains employed by the Company on the vesting dates. Upon the Commencement Date, the Company also granted Mr. Schorer PSUs equal to 250,000 shares of the Company’s common stock. The shares underlying these PSUs will be issued to Mr. Schorer according to certain performance targets as detailed in the employment agreement. One quarter of the PSUs will lapse if they have not vested by June 30, 2019, an additional one quarter of the PSUs will lapse if they have not vested by June 30, 2020, and the remainder of the PSUs will lapse if they have not vested by January 30, 2021. None of the shares underlying these PSUs have been issued as of May 19, 2019. Under the terms of the September 2019 amended employment agreement, Mr. Schorer was granted 1,169,545 stock options under similar terms as the agreement made upon his Commencement Date.

The employment agreement provides that if Mr. Schorer’s employment with the Company is terminated by the Company without Cause (as defined in the employment agreement) or by Mr. Schorer for Good Reason (as defined in the employment agreement), subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to continuation of salary for up to 12 months, and payment of health insurance premiums necessary to continue health insurance coverage under COBRA for up to 12 months.

In addition, if a Change of Control (as defined in the employment agreement) takes place, upon the consummation of such Change of Control, 100% of Mr. Schorer’s unvested stock options and PSUs shall vest and become immediately exercisable.

On July 23, 2020 (the “Effective Date”), the Company entered into a Retention Bonus Agreement and Amendment (the “Retention Agreement”) with Mr. Schorer, which sets forth the terms of Mr. Schorer’s continued services as the chief executive officer through at least December 31, 2020 (the “Retention Date”). The Retention Agreement will be effective through the Retention Date or the last date of Mr. Schorer’s employment, if different, as set forth therein (the “Retention Period”).

Pursuant to the terms and conditions of the Retention Agreement, Mr. Schorer received a one-time cash bonus of $609,557 (the “Retention Bonus”), subject to tax withholding under applicable law. The Retention Bonus is in lieu of any other severance benefits that Mr. Schorer may be eligible to receive under Section 7 of his employment agreement.

The Retention Bonus is subject to forfeiture prior to the end of the Retention Period if the basis for the termination is for Cause by the Company or for any reason by Mr. Schorer that does not constitute Good Reason (as such terms are defined in the employment agreement). Accordingly, in the event Mr. Schorer’s employment is terminated prior to the end of the Retention Period by the Company for Cause or by Mr. Schorer for any reason other than Good Reason, then Mr. Schorer will be required to repay the Retention Bonus pursuant to the following schedule: (i) termination prior to July 31, 2020: 6/6 of Retention Bonus to be repaid (i.e., $609,447); (ii) termination between August 1, 2020 and August 31, 2020: 5/6 of Retention Bonus to be repaid (i.e., $507,964.17); (iii) termination between September 1, 2020 and September 30, 2020: 4/6 of Retention Bonus to be repaid (i.e., $406,371.33); (iv) termination between October 1, 2020 and October 31, 2020: 3/6 of Retention Bonus to be repaid (i.e., $304,778.50); (v) termination between November 1, 2020 and November 30, 2020: 2/6 of Retention Bonus to be repaid (i.e., $203,185.67); (vi) termination between December 1, 2020 and December 31, 2020: 1/6 of Retention Bonus to be repaid (i.e., $101,592.83); and (vii) termination after December 31, 2020: 0/6 of Retention Bonus to be repaid (i.e., $0.00). Any such amounts due to be repaid will be paid by Mr. Schorer to the Company within ten days following termination as described above.

Mr. Schorer will also be eligible to earn a milestone bonus in the aggregate amount of $100,000 (the “Milestone Bonus”), subject to tax withholding under applicable law, based on the achievement of one or both of the following milestones between the Effective Date and December 31, 2020 (the “Milestone Bonus Period”), subject to the apportionment as follows: (i) 75% of Milestone Bonus ($75,000): Receipt of European CE mark approval; and (ii) 25% of Milestone Bonus ($25,000): I-STEP approval (collectively, the “Milestones”).

In the event Mr. Schorer’s employment is terminated during the Milestone Bonus Period by the Company without Cause or by Mr. Schorer for Good Reason, and if following such termination the Company determines that either Milestone is achieved during the Milestone Bonus Period, then the Company will pay Mr. Schorer an amount equal to the applicable Milestone Bonus, pro-rated based on the period of Mr. Schorer’s employment with the Company during the Milestone Bonus Period. Each portion of the Milestone Bonus, if earned, will be paid in lump sum within seven days after the determination by the Board hat the applicable Milestone has been met, but in no event later than January 31, 2020. In the event Mr. Schorer’s employment is terminated during the Milestone Bonus Period by the Company for Cause or by Mr. Schorer other than for Good Reason, then Mr. Schorer will not be eligible for and will forfeit any portion of the Milestone Bonus. The Milestone Bonus is in lieu of any Performance Bonus (as defined in the employment agreement) that Mr. Schorer may be eligible to earn or receive under the employment agreement during the Milestone Bonus Period; provided, however, that if Mr. Schorer remains employed through the conclusion of the Milestone Bonus Period, Mr. Schorer will again become eligible to earn the Performance Bonus, on the terms and conditions described in the employment agreement, for services performed following the conclusion of the Milestone Bonus Period.

During the Retention Period, Mr. Schorer’s annual base salary will continue to be $450,000, subject to tax withholding under applicable law, to be paid each month in accordance with the Company’s payroll policies, and subject to the annual review of the Company’s Compensation Committee.

In the event Mr. Schorer’s employment is terminated for any reason following the Effective Date, whether voluntarily or involuntarily, then Mr. Schorer will provide consulting services to the Company on a part-time basis averaging ten hours per month, subject to adjustment by the parties (the “Consulting Services”), for a period of six months following such termination (the “Consulting Term”), subject to earlier termination by mutual agreement of the parties. The Company will pay Mr. Schorer a fee of $325 per hour for the Consulting Services performed during the Consulting Term, payable within ten days following the conclusion of each month in which the Consulting Services are performed.

Charles Carter

In September 2019, the Company entered into an executive employment agreement with Mr. Carter to serve as its chief financial officer. Mr. Carter’s agreement provided for, among other things: an initial annual base salary of $300,000, subject to review by the Board, (ii) eligibility to receive an annual bonus at a target amount of 35% of his base salary if approved in the sole discretion of the Board, which bonus, if any, shall be paid within 45 days after the end of the fiscal year to which it relates. Under the terms of the employment agreement, upon his Commencement Date, Mr. Carter was awarded 385,226 stock options. The stock options are exercisable at a price equal to the closing price on the Commencement Date and will vest as to 25% of the shares on the first anniversary of the Commencement Date, and equally over each successive quarter thereafter for three years, provided that he remains employed by the Company on the vesting dates.

The employment agreement provides that if Mr. Carter’s employment with the Company is terminated by the Company without Cause (as defined in the employment agreement) or by Mr. Carter for Good Reason (as defined in the employment agreement), subject to his execution of a release of claims agreement acceptable to the Company, he will be entitled to continuation of salary for up to 6 months, and payment of health insurance premiums necessary to continue health insurance coverage under COBRA for up to 6 months.

Stephen Linhares

In January 2019, the Company hired Mr. Linhares to serve as its vice president of clinical and regulatory affairs. Mr. Linhares’s offer letter provided for, among other things: an initial annual base salary of $230,000, subject to review by the Board, (ii) eligibility to receive an annual bonus at a target amount of 30% of his base salary if approved in the sole discretion of the Board, which bonus, if any, shall be paid within 45 days after the end of the fiscal year to which it relates. Under the terms of the offer letter, upon his Commencement Date, Mr. Linhares was awarded 160,000 stock options. The stock options are exercisable at a price equal to the closing price on the Commencement Date and will vest as to 25% of the shares on the first anniversary of the Commencement Date, and equally over each successive quarter thereafter for three years, provided that he remains employed by the Company on the vesting dates. On January 1, 2020, Mr. Linhares’s base salary was increased to $250,000, retroactive to September 1, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows all outstanding equity awards for the named executive officers in the Summary Compensation Table as of December 31, 2019.

			Option Awards				Stock Awards
Name			Number of Securities Underlying Unexercised Stock Options (#) Exercisable	Number of Securities Underlying Unexercised Stock Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott W. Schorer	(1)	2019	—	1,169,545	$1.12	9/16/2029	—	$-
President and Chief Executive Officer		2018	75,000	225,000	$0.72	11/15/2028	—	$-
		2017	117,282	53,318	$0.78	1/12/2027	—	$-
		2016	234,375	265,625	$0.80	3/26/2026	—	$-

Charles Carter	(2)	2019	—	385,226	$1.12	9/16/2029	—	$-
Chief Financial Officer		2018	—	—	$-	—	—	$-

Stephen Linhares	(3)	2019	—	160,000	$0.66	1/3/2029	—	$-
Vice President of Clinical and Regulatory Affairs		2018	—	—	$-	—	—	$-

(1)	The option and stock awards shown for Mr. Schorer were issued consistent with the terms of his Employment Agreement. The stock options granted in 2016 vest as to 25% of the shares on the first anniversary of the grant date, and equally over each successive quarter thereafter for three years, provided that he remains employed by the Company on the vesting dates. The stock options granted in 2017 will vest quarterly over four years, provided that he remains employed by the Company on the vesting dates. The stock options granted in 2018 will vest quarterly over four years, provided that he remains employed by the Company on the vesting dates. The stock options granted in 2019 will vest quarterly over four years, provided that he remains employed by the Company on the vesting dates.

(2)	The stock options shown for Mr. Carter were issued consistent with the terms of his Employment Agreement. The stock options granted in 2019 will vest quarterly over four years, provided that he remains employed by the Company on the vesting dates. In 2018, Mr. Carter was a consultant and was not issued stock options or other stock awards.

(3)	The stock options shown for Mr. Linhares were issued consistent with the terms of his offer letter. The stock options granted in 2019 will vest quarterly over four years, provided that he remains employed by the Company on the vesting dates. In 2018, Mr. Linhares was not with the Company.

Pension Benefits

The Company does not have any plans that provide for payments or other benefits at, following or in connection with the retirement of its employees, other than the Company’s 401(k) retirement plan which is available for all of the Company’s employees, including the named executive officers.

Nonqualified Deferred Compensation

The Company does not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change of Control

Upon termination of employment without cause or a resignation for good reason, the named executive officers and the current chief executive officer, Scott Schorer, are entitled to receive certain severance payments and other benefits. In determining whether to approve and in setting the terms of such severance arrangements, the Compensation Committee and the Board recognize that executives, especially highly-ranked executives, often face challenges securing new employment following termination. The Company has agreed to provide severance benefits to the named executive officers and the current chief executive officer, as described below.

Scott Schorer. Pursuant to the Retention Agreement entered into on July 23, 2020, Mr. Schorer is no longer entitled to receive severance payments.

Charles Carter. Severance amounts for termination without cause or a resignation for good reason for Mr. Carter include: (A) continuation of salary for up to six months and (B) payment of health insurance premiums necessary to continue health insurance coverage under COBRA for up to six months. In addition, Mr. Carter may also be entitled to a pro-rated portion of the performance bonus then in effect. Mr. Carter’s employment agreement also provides that 100% of any unvested stock options and performance stock units will immediately vest and become exercisable as of the consummation of a change in control in the Company.

Stephen Linhares. Mr. Linhares is an at-will employee and has no severance terms defined in his offer letter. Severance payments are determined by the Company on a case-by-case basis and not guaranteed.

The Company believes that its named executive officers’ and current chief executive officer’s severance packages are in line with severance packages offered to executive officers of similar rank at companies of similar size to the Company in its industry.

DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2019 to each of the Company’s non-employee directors who received compensation for their service as directors.

Mr. Praveen Tyle was elected to serve as a non-employee director on February 28, 2020 and, therefore, did not receive any compensation during the fiscal year ended December 31, 2019. As of August 10, 2020, the then-serving directors resigned from the Board and Mark Lerdal was appointed to serve as the sole director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel J. Moore	$76,000	$40,200	$-	$-	$-	$116,200
Timothy J. Barberich	$63,000	$40,200	$-	$-	$-	$103,200
Oern R. Stuge, M.D.	$57,000	$40,200	$-	$-	$-	$97,200
Juliet Thompson	$65,000	$40,200	$-	$-	$-	$105,200

Option awards were granted to all directors in fiscal 2019.

In August 2011, the Board adopted a non-executive director compensation policy, which was amended in May 2014 and further amended in January 2017, pursuant to which the non-executive directors will be compensated for their service on the Board including as members of the various committees of the Board. The number of directors on the Board is determined from time to time by the Board, up to a maximum of ten directors. The material terms of the policy are as follows:

●	each non-executive director will receive an annual fee of $50,000 payable for the director’s service during the year;

●	the chairman of the Board will receive an additional annual fee of $25,000 payable for that director’s service during the year;

●	each non-executive director who serves as either a member or chair of certain committees of the Board will receive an additional annual fee for their work on such committee as either a member or chair as follows:

●	audit committee: chair ($15,000) and member ($3,000);

●	compensation committee: chair ($10,000) and member ($2,000); and

●	nominating and corporate governance committee: chair ($5,000) and member ($1,000).

These fees are payable quarterly in arrears as of the last day of each fiscal quarter. Each director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves.

Each non-executive director whose service on the Board commences at or following January 12, 2017 was granted a non-qualified stock option to purchase 30,000 shares of common stock under the 2011 Plan on the date of his or her initial appointment or election to the Board and furthermore, each continuing director thereafter shall be granted a non-qualified stock option to purchase 8,000 shares of the common stock under the 2011 Plan. Each option granted upon initial appointment shall vest over three years from the date of the grant in (i) one installment of 33% of the shares on the first anniversary of the date of the grant and (ii) 24 substantially equal monthly installments thereafter, each subject to the non-executive director’s continued service on the Board. Each option granted to a continuing director shall grant in full on the first anniversary of the date of the grant.

In January 2014, at the recommendation of the Company’s compensation consultant, the Board amended the non-executive director compensation policy to reflect that beginning in 2014, each non-executive director shall be granted a non-qualified stock option to purchase 1,000 shares of common stock and a restricted stock unit for 1,000 shares of common stock under the 2011 Plan each year. Each such award shall vest in full on the first anniversary of the grant date, each subject to the non-executive director’s continued service on the Board. On March 21, 2016, the Board waived the 2016 annual grant of stock options to purchase 1,000 shares of common stock and a restricted stock unit for 1,000 shares of common stock under the 2011 Plan to each of the non-executive directors under the Company’s current non-executive director compensation policy.

In January 2017, the Board amended the non-executive director compensation policy to reflect that beginning in 2017, each non-executive director shall be granted a non-qualified stock option to purchase 8,000 shares of common stock under the 2011 Plan each year. Each such award shall vest in full on the first anniversary of the grant date, each subject to the non-executive director’s continued service on the Board.

In December 2019, each non-executive director was granted a non-qualified stock option to purchase 30,000 shares of common stock under the 2011 Plan each year. Each such award shall vest in full on the first anniversary of the grant date, each subject to the non-executive director’s continued service on the Board.

It is unknown at this time whether director compensation will be modified following consummation of the Series A Preferred Financing.

PROPOSAL 3: ADJOURNMENT OF THE MEETING

The Company’s stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, even if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2.

The affirmative vote of the holders of a majority of the shares present virtually or represented by proxy at the Special Meeting and entitled to vote is required for approval.

THE BOARD OF DIRECTORS HAS DETERMINED THAT PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, EVEN IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSALS 1(A)-(F) AND PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 9, 2020, information regarding beneficial ownership of GI Dynamics common stock, by the following:

●	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of any class of the Company’s voting securities;

●	each of the Company’s directors;

●	each of the Company’s named executive officers; and

●	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options, warrants or other convertible securities that are currently exercisable or convertible or exercisable or convertible within 60 days of August 9, 2020. This table is based on information supplied by officers, directors, and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on the information each of them has given to the Company, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Percentage of ownership is based on 74,999,895 shares of common stock outstanding on August 9, 2020. Unless otherwise indicated, the Company deems shares of common stock subject to options and warrants that are exercisable within 60 days of August 9, 2020 or notes immediately convertible, to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing percentage ownership of that person, but the Company does not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Unless otherwise indicated in the table, the address of each of the individuals named below is: c/o GI Dynamics, Inc., 320 Congress Street, Boston, MA 02210, U.S.A.

Name and Address of Beneficial Owner		Number of Shares of Common Stock	Percentage of Common Stock
More than 5% Stockholders
Crystal Amber	(1)	69,751,783	87.6%
Richard Cashin	(2)	3,987,294	5.3%

Directors and Executive Officers
Daniel J. Moore	(3)	6,500	*
Oern R. Stuge, M.D.	(4)	30,000	*
Juliet Thompson	(5)	30,000	*
Praveen Tyle, Ph.D.	(6)	0	*
Scott W. Schorer	(7)	822,904	1.1%
Charles Carter	(8)	96,306	*
Stephen Linhares	(9)	70,000	*
Mark Lerdal	(10)	0	*
All directors and executive officers as a group (8 persons)		1,054,710	*

*	Indicates less than 1%

(1)

Based upon the Company’s corporate records and upon the information provided by Crystal Amber Fund Limited, (“CAFL”), in a Notice of Change of Interests of Substantial Holder (Form 604) filed with the ASX on 3 February 2020, reporting as of 3 February 2020. The address for CAFL is P.O. Box 286, Floor 2, Trafalgar Court, Les Banques, St. Peter Port, Guernsey GY14LY U.K.

Includes 4,596,893 shares of common stock underlying the currently exercisable Warrant to purchase common stock as it had not been cancelled as of August 9. Excludes shares that may be issued in the future upon the conversion of the August 2019 Note.

(2)	Based on the Company’s corporate records. The address for Mr. Cashin is c/o One Equity Partners, 510 Madison Avenue, 19th Floor, New York, NY 10022.

(3)	Includes 1,000 shares and 5,500 shares subject to options exercisable within 60 days of August 9, 2020. Mr. Moore is a former director who resigned on August 10, 2020.

(4)	Includes 30,000 shares subject to options exercisable within 60 days of August 9, 2020. Dr. Stuge is a former director who resigned on August 10, 2020.

(5)	Includes 30,000 shares subject to options exercisable within 60 days of August 9, 2020. Ms. Thompson is a former director who resigned on August 10, 2020.

(6)	Includes 0 shares subject to options exercisable within 60 days of August 9, 2020. Dr. Tyle is a former director who resigned on August 10, 2020.

(7)	Includes 572,904 shares subject to options exercisable within 60 days of August 9, 2020 and granted and outstanding performance stock units totaling 250,000.

(8)	Includes 96,306 shares subject to options exercisable within 60 days of August 9, 2020.

(9)	Includes 70,000 shares subject to options exercisable within 60 days of August 9, 2020.

(10)	Mr. Lerdal was elected to serve as the sole member of the Board on August 10, 2020.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

The Company’s bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice must be received no earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is fewer than 50 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2020 Annual Meeting.

INCORPORATION OF INFORMATION BY REFERENCE

Accompanying this proxy statement is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which the Company filed with the SEC on March 27, 2020, and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, which the Company filed with the SEC on August 7, 2020.

The SEC allows the Company to “incorporate by reference” certain information it files with the SEC, which means that the Company can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. The Company incorporates herein the following information contained in or attached to the Annual Report on Form 10-K filed with the SEC on March 27, 2020 and the Quarterly Report on Form 10-Q filed with the SEC on August 7, 2020, as applicable: (1) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) “Quantitative and Qualitative Disclosures About Market Risk,” (3) “Financial Statements and Supplementary Data” and (4) “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.

WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file annual, quarterly and current reports and other information with the SEC. The Company’s SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents in the Company files with the SEC by going to the GI Dynamics website at www.gidynamics.com. The information provided on the GI Dynamics website is not part of this proxy statement and is not incorporated by reference.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for the Company.

A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent to the practice. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement please notify your broker or the Company’s Corporate Secretary at 320 Congress Street, Floor 3, Boston, MA 02210 or at (781) 357-3263. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

APPENDIX A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GI DYNAMICS, INC.

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GI DYNAMICS, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

GI Dynamics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is GI Dynamics, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on March 24, 2003 under the name GI Dynamics, Inc.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

First: The name of this corporation is GI Dynamics, Inc. (the “Corporation”).

Second: The name and address of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle 19801.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 280,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”) and (ii) 118,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Second Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing at least a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

118,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Second Amended and Restated Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.08863 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to 1.2 times the Series A Original Issue Price, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Series A Liquidation Amounts required to be paid to the holders of shares of Series A Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series A Preferred Stock pursuant to Subsection 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Second Amended and Restated Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series A Liquidation Amount.”

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event”, unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock (the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event:

(a) the Corporation merges with or into or consolidates, whether in a single transaction or a series of related transactions, with any other entity (other than a wholly-owned subsidiary of the Corporation);

(b) the Corporation sells, conveys, or otherwise disposes of, in a single transaction or series of related transactions, all or substantially all of the business or assets of the Corporation;

(c) the Corporation grants to a third party an exclusive, irrevocable license to all or substantially all of the Corporation’s intellectual property;

provided, however, that none of the following shall be considered a “Deemed Liquidation Event”: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (ii) an equity financing primarily for the purpose of funding the Corporation’s business operations or (iii) a transaction in which the stockholders of the Corporation immediately prior to the transaction own more than fifty percent (50%) of the voting power of the surviving corporation following the transaction.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) to require the redemption of such shares of Series A Preferred Stock, and (iii) if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.3 Amount Deemed Paid or Distributed. In any Deemed Liquidation Event, if the consideration received by the Corporation is in a form of property other than in cash, the value of such consideration shall be deemed to be the fair market value of such property. The determination of fair market value of such property shall be made in good faith by the Board of Directors of the Corporation, provided that to the extent such property consists of securities, the fair market value of such securities shall be determined as follows:

(a) For securities not subject to investment letters or other similar restrictions on free marketability covered by Subsection 2.3.3 below,

(i)	if traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) trading day period ending three (3) days prior to the closing of the Deemed Liquidation Event;

(ii)	if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction; or

(iii)	if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Second Amended and Restated Certificate of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and, no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Series A Preferred Stock Protective Provisions. At any time when at least 5,000,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Second Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2 amend, alter or repeal any provision of this Second Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

3.3.3 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends;

3.3.4 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege.

3.3.5 cause or permit any of its subsidiaries to, without approval of the Board of Directors, including at least one Series A Director, sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens;

3.3.6 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

3.3.7 create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees (but excluding any trade payables incurred in the ordinary course of business and any equipment financings entered into in the ordinary course of business), or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money;

3.3.8 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

3.3.9 increase or decrease the authorized number of directors constituting the Board of Directors.

4. Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.08863. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent, and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares and, may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of the shares of Series A Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

4.3.3 Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series A Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock issued by reason of a dividend, stock split, combination or similar recapitalization that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(ii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the approval of at least one Series A Director;

(iii)	shares of Common Stock actually issued upon the conversion of Series A Preferred Stock, Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities;

(iv)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the approval of at least one Series A Director;

(v)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services, provided that such issuances are approved by the Board of Directors of the Corporation, including the approval of at least one Series A Director;

(vi)	shares of Common Stock, Options or Convertible Securities issued in connection with a bona fide acquisition of another corporation or entity by the Corporation pursuant to a merger, consolidation, purchase of assets, reorganization or similar transaction;

(vii)	shares of Common Stock issued in a Qualified IPO; and

(viii)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the approval of at least one Series A Director.

4.4.2 No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.8.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series A Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100,000,000 of gross proceeds the Corporation (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such Qualified IPO closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b)pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

6. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

7. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

Fifth: Subject to any additional vote required by this Second Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Sixth: Subject to any additional vote required by this Second Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board of Directors.

Seventh: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Ninth: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Tenth: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

Eleventh: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Eleventh shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleventh (including, without limitation, each portion of any sentence of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

This Article Eleventh shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

* * *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [●] day of [●], 2020.

By:
President

APPENDIX B

GI DYNAMICS, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT*

* Schedules, exhibits and other similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

(continued)

(continued)

(continued)

Exhibit A -	SCHEDULE OF PURCHASERS

Exhibit B -	FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF INDEMNIFICATION AGREEMENT

Exhibit E -	FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit F -	Form of Right of First Refusal and Co-Sale Agreement

Exhibit G -	FORM OF VOTING AGREEMENT

Exhibit H -	FORM OF NOTE EXCHANGE AND WARRANT CANCELLATION AGREEMENT

Exhibit I -	FORM OF 2020 STOCK PLAN

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 10th day of August 2020 by and between GI Dynamics, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Second Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), set forth opposite each Purchaser’s name on Exhibit A (the “Schedule of Purchasers”), at a purchase price of $0.08863 per share. The shares of Series A Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below) shall be referred to in this Agreement as the “Shares.”

1.2 Closing; Delivery.

(a) The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at such time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) At each Closing, the Company shall deliver to each Purchaser a certificate (which, for all purposes in this Agreement, may be book-entry security entitlements) representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, or by conversion of indebtedness of the Company to Purchaser, including interest, or by any combination of such methods.

1.3 Sale of Additional Shares of Preferred Stock.

(a) After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to 56,414,306 additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series A Preferred Stock (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) acceptable to Crystal Amber Fund Limited (“Crystal Amber”) in its sole discretion, provided that (i) such subsequent sale is consummated prior to October 31, 2020 (the “Final Closing Date”) and (ii) each Additional Purchaser becomes a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. The Schedule of Purchasers provided in Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

(b) Notwithstanding the foregoing, in the event that all of the Additional Shares have not been sold prior to the Final Closing Date, Crystal Amber shall purchase any remaining Additional Shares on or prior to such Final Closing Date.

1.4 Use of Proceeds. In accordance with the directions of the Company’s Board of Directors (the “Board of Directors”), as it shall be constituted in accordance with the Voting Agreement, the Company will use the proceeds from the sale of the Shares for product development and other general corporate purposes.

1.5 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(d) “Indemnification Agreement” means the agreement between the Company and the director designated by any Purchaser entitled to designate a member of the Board of Directors pursuant to the Voting Agreement, dated as of the date of the Initial Closing, in the form of Exhibit D attached to this Agreement.

(e)  “Investors’ Rights Agreement” means the agreement among the Company and the Purchasers, dated as of the date of the Initial Closing, in the form of Exhibit E attached to this Agreement.

(f) “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(g)  “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the following officers: Scott Schorer, Chief Executive Officer, and Charles Carter, Chief Financial Officer.

(h) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(i) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j) “Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Subsection 1.2(b).

(k) “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit F attached to this Agreement.

(l) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m) “Shares” means the shares of Series A Preferred Stock issued at the Initial Closing and any Additional Shares issued at a subsequent Closing under Subsection 1.2(b).

(n) “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement.

(o) “Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit G attached to this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing (after taking into account the filing of the Restated Certificate with the Secretary of State of the State of Delaware), of:

(i) 280,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), with 88,095,764 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii) 118,000,000 shares of preferred stock, of which 118,000,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

(b) The Company has reserved 44,951,189 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2011 Employee, Director and Consultant Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2011 Stock Plan”) and its 2020 Employee, Director and Consultant Equity Incentive Plan to be adopted by the Board of Directors and the Company stockholders, in substantially the form attached hereto as Exhibit I (the “2020 Stock Plan,” and, together with the 2011 Stock Plan, the “Stock Plans”). Of such reserved shares of Common Stock, 250,000 shares (which shares are included in the number of issued and outstanding shares of Common Stock set forth in Subsection 2.2(a)(i) above) have been issued pursuant to restricted stock purchase agreements, options to purchase 2,990,221 shares have been granted and are currently outstanding, and 41,710,968 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plans and forms of agreements used thereunder.

(c) Subsection 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Company’s Stock Plans; (iv) each series of preferred stock; and (v) warrants, stock purchase rights or other similar rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Subsection 2.2(a)(ii) of this Agreement and Subsection 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series A Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Series A Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(d) Except as set forth in Subsection 2.2(d) of the Disclosure Schedule, none of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plans is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) 409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(f) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

2.3 Subsidiaries. Each subsidiary of the Company is identified on Subsection 2.3 of the Disclosure Schedule.

2.4 Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in the Voting Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement and in the Voting Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the SEC, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or affiliates, the Shares or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, which, if adversely determined, would have a Material Adverse Effect.

2.8 Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or to the Company’s knowledge (not including any patent searches), infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or presently proposed to be marketed or sold) by the Company violates any license or infringes any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns, which are related to the Company’s business as now conducted and as presently proposed to be conducted and were solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (b) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company. Subsection 2.8 of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.

2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a) Other than the Transaction Agreements, and except as set forth in the SEC Filings (as defined below) or in Subsection 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments or contracts to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) Except as set forth in the SEC Filings (as defined below) or in Subsection 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments and contracts involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 SEC Filings. The Company has provided each Purchaser with copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”); which reports represent all filings required of the Company pursuant to the Exchange Act for such period.

2.12 Certain Transactions.

(a) Except as set forth in the SEC Filings, other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers or directors, or any Affiliate thereof.

(b) Except as set forth in the SEC Filings, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.

2.13 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.14 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.15 Financial Statements. The Company has delivered to each Purchaser its audited financial statements as of December 31, 2019 and for the fiscal year ended December 31, 2019 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of June 30, 2020 and for the six month period ended June 30, 2020 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2020; (ii) obligations under contracts and commitments incurred in the ordinary course of business; (iii) liabilities assumed in connection with a loan from TD Bank, N.A. in the principal amount of $195,147, pursuant to the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act, which matures on May 1, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing on December 1, 2020; and (iv) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.16 Changes. To the Company’s knowledge, since June 30, 2020 there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect.

2.17 Employee Matters. Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good. The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s Board of Directors. Subsection 2.17 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and, to its knowledge, has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

2.18 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.19 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company.

2.20 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers.

2.21 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.22 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.23 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect to the best of its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) to the Company’s knowledge, there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.

For purposes of this Subsection 2.23, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.24 Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the extent the Company maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company is in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.25 Export Control Laws. The Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance in all material respects with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) to the knowledge of the Company, there are no pending investigations related to the Company’s exports; and (e) to the knowledge of the Company, there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

2.26 Preclinical Development and Clinical Trials. The studies, tests, preclinical development and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations, including the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. parts 50, 54, 56, 58, 312, and 812. The descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of the Company that have been furnished or made available to the Purchasers are accurate and complete. The Company is not aware of any studies, tests, development or trials the results of which reasonably call into question the results of the studies, tests, development and trials conducted by or on behalf of the Company, and the Company has not received any notices or correspondence from the FDA or any other Governmental Entity or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests, preclinical development or clinical trials conducted by or on behalf of the Company.

2.27 FDA Approvals. Except as set forth in Subsection 2.27 of the Disclosure Schedule, the Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the U.S. Food and Drug Administration (“FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. The Company has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other Governmental Entities, (B) debarment, suspension, or exclusion under any Federal Healthcare Programs or by the General Services Administration, or (C) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any Governmental Entities. Neither the Company nor any of its officers, employees, or to the Knowledge of the Company, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar Governmental Entity pursuant to any similar policy. Neither the Company nor any of its officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any similar governmental entity to invoke a similar policy. Neither the Company nor any of its officers, employees, or to the Company’s Knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar governmental entity.

2.28 FDA Regulation. The Company is and has been in compliance in all material respects with all applicable laws administered or issued by the FDA or any similar governmental entity, including the Federal Food, Drug, and Cosmetic Act and all other Laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Company, or complaint handling or adverse event reporting.

2.29 Disclosure. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.30 Finder’s Fees. Except as set forth in Subsection 2.30 of the Disclosure Schedule, neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 Regulation S. In issuing and selling the Shares, the Company may be relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Securities Act; it is a condition to the availability of the Regulation S “safe harbor” that the Shares not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the closing; and notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the closing, the Shares and the underlying securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person. If the Purchaser is not a United States person, the Purchaser hereby represents that the Purchaser is satisfied as to the full observance of the laws of the Purchaser’s jurisdiction applicable to the Purchaser in connection with any invitation to subscribe for the Shares, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction that are applicable to the Purchaser.

3.6 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.7 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend set forth in, or required by, the other Transaction Agreements.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.8 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.9 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.10 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.11 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.12 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.13 Consent to Promissory Note Conversion and Termination. Each Purchaser, to the extent that such Purchaser, as set forth on the Schedule of Purchasers, is a holder of any promissory note of the Company being converted in consideration of the issuance hereunder of Shares to such Purchaser, hereby agrees that the entire amount owed to such Purchaser under such note is being tendered to the Company in exchange for the applicable Shares set forth on the Schedule of Purchasers, and effective upon the Company’s and such Purchaser’s execution and delivery of this Agreement, without any further action required by the Company or such Purchaser, such note and all obligations set forth therein shall be immediately deemed repaid in full and terminated in their entirety, including, but not limited to, any security interest effected therein.

3.14 Approval of Restated Certificate. Each Purchaser, to the extent that such Purchaser, as set forth on the Schedule of Purchasers, is a holder of any shares of Common Stock prior to the filing of the Restated Certificate pursuant to Subsection 4.10, hereby agrees to vote such shares in favor of obtaining stockholder approval of the Restated Certificate.

4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5 Opinion of Company Counsel. The Purchasers shall have received from Mitchell Silberberg & Knupp LLP, counsel for the Company, an opinion, dated as of the Initial Closing, in a form reasonably acceptable to the Company and such Purchasers.

4.6 Board of Directors. As of the Initial Closing, the authorized size of the Board of Directors shall be one, and the Board of Directors shall be comprised of Mark Lerdal.

4.7 Investors’ Rights Agreement. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the Investors’ Rights Agreement.

4.8 Right of First Refusal and Co-Sale Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

4.9 Voting Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

4.10 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.11 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) the resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) evidence of the approval by the stockholders of the Company of the Restated Certificate.

4.12 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.13 Minimum Number of Shares at Initial Closing. A minimum of 59,343,599 Shares (including Shares to be delivered upon conversion of indebtedness of the Company, as contemplated under Subsection 1.2(b)) must be sold at the Initial Closing.

4.14 ASX Delisting. The Company shall have been delisted from the Official List of the Australian Securities Exchange.

4.15 Indemnification Agreements. The Company shall have executed and delivered Indemnification Agreements with the members of the Board of Directors and the officers of the Company, in a form acceptable to the Purchasers and the Company.

4.16 D&O Insurance Policy. The Company shall obtain and purchase director and officer liability insurance, to be effective as of the Initial Closing, which covers the directors and officers of the Company and is suitable for a private company with SEC reporting obligations.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2 Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Investors’ Rights Agreement. Each Purchaser shall have executed and delivered the Investors’ Rights Agreement.

5.5 Right of First Refusal and Co-Sale Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

5.6 Voting Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

5.7 Minimum Number of Shares at Initial Closing. A minimum of 59,343,599 Shares (including Shares to be delivered upon conversion of indebtedness of the Company, as contemplated under Subsection 1.2(b)) must be sold at the Initial Closing.

5.8 Note Restructuring and Warrant Cancellation. Prior to the Initial Closing, the Company shall have executed and delivered an agreement, in substantially the form attached hereto as Exhibit H, with Crystal Amber, the holder of that certain Unsecured Convertible Promissory Note, issued on August 21, 2019 (the “Convertible Note”), pursuant to which (a) such Convertible Note shall be exchanged immediately prior to the Initial Closing for one (1) convertible promissory note, in an aggregate principal amount equal to the outstanding balance of the Convertible Note prior to such time, and (b) the warrant issued to Crystal Amber on January 13, 2020, shall be cancelled, immediately prior to the Initial Closing.

5.9 2020 Stock Plan. Approval by the stockholders of the Company of the 2020 Stock Plan.

6. Miscellaneous.

6.1 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of the Initial Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company. For the avoidance of doubt, the obligations set forth in Subsection 6.17 shall survive the final Closing.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 Multiple Closings. Each Purchaser understands and acknowledges that there may be multiple Closings for the purchase and sale of Shares.

6.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.7. If notice is given to the Company, a copy shall also be sent to Mitchell Silberberg & Knupp, LLP, 437 Madison Avenue, 25th Floor, New York, NY 10022, Attention: Blake Baron, Esq., email: bjb@msk.com; and if notice is given to the Purchasers, a copy shall also be given to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attention: Elton Satusky, Esq., email: esatusky@wsgr.com.

6.8 No Finder’s Fees. Except as set forth in Subsection 2.30, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9 Fees and Expenses. At the Closing, the Company shall pay the reasonable fees and expenses of Wilson Sonsini Goodrich & Rosati, P.C., the counsel for Crystal Amber, in an amount not to exceed, in the aggregate, $100,000.

6.10 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.11 Amendments and Waivers. Except as set forth in Subsection 1.3(a) of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least a majority of the then-outstanding Shares, or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Shares to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Subsection 6.11 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.12 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.14 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.15 Termination of Closing Obligations. Each Purchaser shall have the right to terminate its obligations to complete the Initial Closing if prior to the occurrence thereof, any of the following occurs:

(a) the Company does not satisfy the closing conditions set forth in Section 4 of this Agreement on or before September 30, 2020, and such failure to satisfy those closing conditions is through no fault of such Purchaser;

(b) the Company consummates a Deemed Liquidation Event (as defined in the Restated Certificate);

(c) the closing of an initial public offering of the Company, in which case the Purchasers may terminate their obligations hereunder immediately prior to, or contingent upon, such closing; or

(d) the Company (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (iii) makes an assignment for the benefit of creditors, (iv) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (v) becomes subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, when proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceedings under the United States Bankruptcy Code.

6.16 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.17 Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

GI DYNAMICS, INC.

By:	/s/ Scott Schorer

Name:	Scott Schorer
(print)

Title:	President and CEO

Address: 320 Congress Street, Boston MA 02210

Signature Page to Series A Preferred Stock Purchase Agreement

PURCHASERS:

CRYSTAL AMBER FUND LIMITED

By:	/s/ Laurence McNairn
Name:	Laurence McNairn
Title:	Director

Crystal Amber Fund Limited
PO Box 286, Floor 2
Trafalgar Court
St.Peter Port
GY1 4LY
Guernsey
jm@crystalamber.com
Attention: Juan Morera

Signature Page to Series A Preferred Stock Purchase Agreement

EXHIBITS

Exhibit A -	SCHEDULE OF PURCHASERS

Exhibit B -	FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION – (See Appendix A to the proxy statement)

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF INDEMNIFICATION AGREEMENT

Exhibit E -	FORM OF INVESTORS’ RIGHTS AGREEMENT (See Appendix E to the proxy statement)

Exhibit F -	Form of Right of First Refusal and Co-Sale Agreement (See Appendix D to the proxy statement)

Exhibit G -	FORM OF VOTING AGREEMENT (See Appendix C to the proxy statement)

Exhibit H -	FORM OF NOTE EXCHANGE AND WARRANT CANCELLATION AGREEMENT (See Appendix F to the proxy statement)

Exhibit I -	FORM OF 2020 STOCK PLAN (See Appendix H to the proxy statement)

APPENDIX C

GI DYNAMICS, INC.

VOTING AGREEMENT

Schedule A	-	Investors
Schedule B	-	Key Holders
Exhibit A	-	Adoption Agreement
Exhibit B	-	Consent of Spouse

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of this [●] day of [●], 2020, by and among GI Dynamics, Inc., a Delaware corporation (the “Company”), each holder of Series A Preferred Stock, $0.01 par value per share, of the Company (“Series A Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsections 7.1(a) or 7.2 below, the “Investors”), and those certain holders of common stock, $0.01 par value per share, of the Company (“Common Stock”) listed on Schedule B (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsections 7.1(b) or 7.2 below, the “Key Holders,” and, collectively with the Investors, the “Stockholders”).

RECITALS

A. The Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement, dated as of August 10, 2020 (the “Purchase Agreement”), which provides for the sale of shares of Series A Preferred Stock, and in connection with that agreement the parties desire to provide the Investors with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B. The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company held by them will be voted on, or tendered in connection with, an acquisition of the Company or an increase in the number of shares of Common Stock required to provide for the conversion of Series A Preferred Stock.

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding the Board.

1.1 Board Composition. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and Series A Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, subject to Section 5, the following persons shall be elected to the Board:

(a) One person designated from time to time by Crystal Amber Fund Limited (“Crystal Amber”), for so long as such Stockholder and its Affiliates (as defined below) continue to own beneficially at 5,000,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock), which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), which individual shall initially be Mark Lerdal;

(b) One person, who is not otherwise involved in the management of Crystal Amber, designated from time to time by Crystal Amber, for so long as such Stockholder and its Affiliates (as defined below) continue to own beneficially at least 5,000,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock), which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like).1

To the extent that any of the clauses (a) and (b) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”).

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.2 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

1.3 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Subsections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s) entitled under Subsection 1.2 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

[1]	NTD: Bylaws to address quorum-related issues arising in the event there is only one director on the Board.

(c) upon the request of any party entitled to designate a director as provided in Subsection 1.2(a) or 1.2(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.4 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.5 No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Series A Preferred Stock outstanding at any given time.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons acquires from stockholders of the Company, shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”) or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

3.2 Actions to be Taken. In the event that (x) the Board and (y) the holders of more than fifty percent (50%) of the then outstanding shares of Common Stock and Preferred Stock, voting together on an as-converted basis (the “Selling Holders”) approve a Sale of the Company or a bona fide equity financing of the Company for capital raising purposes (a “bona fide equity financing”) in writing, specifying that this Section 3 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Subsection 3.3 below, the Company and the Stockholders holding at least one percent (1%) of the Company’s then outstanding shares of Common Stock, on an as-converted basis (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), hereby agree:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person or by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale or bona fide equity financing of the Company (together with any related amendment or restatement to the Restated Certificate required to implement such Sale or bona fide equity financing of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale or bona fide equity financing of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Holders to the Person to whom the Selling Holders propose to sell their Shares, and, except as permitted in Subsection 3.3 below, on the same terms and conditions as the other stockholders of the Company;

(c) to execute and deliver all related documentation and take such other action in support of the Sale or bona fide equity financing of the Company as shall reasonably be requested by the Company or the Selling Holders in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii) asserting any claim or commencing any suit (A) challenging the Sale of the Company or this Agreement, or (B) alleging a breach of any fiduciary duty of the Selling Holders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

(f) if the consideration to be paid in a Sale of the Company in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (ii) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g) in the event that the Selling Holders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (i) to consent to (A) the appointment of such Stockholder Representative, (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (C) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (ii) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

3.3 Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Subsection 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b) such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale);

(c) such Stockholder and its affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company;

(d) the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(e) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(f) upon the consummation of the Proposed Sale (i) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and if any holders of any capital stock of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the terms of the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing provisions of this Subsection 3.3(f), if the consideration to be paid in exchange for the Shares, pursuant to this Subsection 3.3(f) includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares, which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares;

(g) subject to clause (g) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Subsection 3.3(g) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

3.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale, unless the holders of at least the requisite percentage required to waive such treatment of the transaction(s) pursuant to the terms of the Restated Certificate, elect to allocate the consideration differently by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

4. Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2 Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the Chief Executive Officer of the Company, and a designee of the Selling Holders, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 3 hereof, and hereby authorizes each of them to represent and vote, if and only if the party (a) fails to vote, or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3, respectively, of this Agreement or to take any action reasonably necessary to effect Sections 2 and 3, respectively, of this Agreement. The power of attorney granted hereunder shall authorize the Chief Executive Officer of the Company to execute and deliver the documentation referred to in Subsection 3.2(c) on behalf of any party failing to do so within five (5) business days of a request by the Company. Each of the proxy and power of attorney granted pursuant to this Subsection 4.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Subsection 5.1 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Subsection 5.1 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. “Bad Actor” Matters.

5.1 Definitions. For purposes of this Agreement:

(a) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b) “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c) “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d) “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

5.2 Representations.

(a) Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b) The Company hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

5.3 Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (a) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (b) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (c) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (d) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

6. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; (c) termination of this Agreement in accordance with Subsection 7.8 below.

7. Miscellaneous.

7.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Stock to a Person after the date hereof, such Person may become a party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder and shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b) Notwithstanding anything to the contrary contained herein, in the event the Company issues additional shares of Common Stock to a Person after the date hereof, following which such Person shall hold more than one percent (1%) of the then outstanding shares of Common Stock, then such Person may become a party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder and shall thereafter be deemed a Stockholder for all purposes under this Agreement.

(c) The Company shall use its commercially reasonable efforts to obtain any additional counterpart signature pages in the case of clauses (a) and (b) above.

7.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 7.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 7.12.

7.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.7. If notice is given to the Company, a copy shall also be sent to Mitchell Silberberg & Knupp LLP, 437 Madison Avenue, 25th Floor, New York, NY 10022, Attention: Blake Baron, Esq., email: bjb@msk.com; and if notice is given to the Stockholders, a copy shall also be given to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attention: Elton Satusky, Esq., email: esatusky@wsgr.com.

(b) Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

7.8 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 6) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (x) the Company; (y) the Key Holders holding a majority of the Shares then held by the Key Holders who are then providing services to the Company as officers, employees or consultants, provided that such consent shall not be required if the Key Holders do not then own Shares representing at least 10% of the outstanding capital stock of the Company; and (z) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (voting together as a single class). Notwithstanding the foregoing:

(a) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(b) the provisions of Subsections 1.2(a) and 1.2(b) and this Subsection 7.8(b) may not be amended, modified, terminated or waived without the written consent of Crystal Amber;

(c) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (1) is not directly applicable to the rights of the Key Holders hereunder; or (2) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

(d) Schedule A hereto may be amended by the Company from time to time in accordance with Subsection 1.3 of the Purchase Agreement to add information regarding Additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto; and

(e) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 7.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Subsection 7.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

7.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.12 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 7.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 7.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.13 Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 7.12.

7.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

7.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

7.16 Dispute Resolution The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.17 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

7.18 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

7.19 Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above. 2

COMPANY:

GI DYNAMICS, INC.

By:

Name:

Title:

KEY HOLDERS:

Signature:

Name:

INVESTORS:

CRYSTAL AMBER FUND LIMITED

By:
Name:	Chris Waldron
Title:	Director

Signature Page to Voting Agreement

[2]	Signature blocks to be completed.

SCHEDULE A

INVESTORS

Name and Address	Number of Shares Held
Crystal Amber Fund Limited
PO Box 286, Floor 2
Trafalgar Court
St. Peter Port
GY1 4LY
Guernsey
jm@crystalamber.com
Attention: Juan Morera

SCHEDULE B

KEY HOLDERS3

Name and Address	Number of Shares Held

[3]	NTD: Crystal Amber to provide.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [_____ __,] 2020 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants, or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐	As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	As a new Investor in accordance with Subsection 7.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	In accordance with Subsection 7.1(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock Options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	GI DYNAMICS, INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Voting Agreement, dated as of [_____ __,] 2020, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Key Holder’s Spouse]

APPENDIX D

GI DYNAMICS, INC.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

RIGHT OF FIRST REFUSAL
AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of the [●] day of [●], 2020, by and among GI Dynamics, Inc., a Delaware corporation (the “Company”), the Investors (as defined below) listed on Schedule A and the Key Holders (as defined below) listed on Schedule B.

WHEREAS, each Key Holder is the beneficial owner of the number of shares of Capital Stock set forth opposite the name of such Key Holder on Schedule B;

WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement, dated as of August 10, 2020 (the “Purchase Agreement”), pursuant to which the Investors have agreed to purchase shares of the Series A Preferred Stock of the Company, par value $0.01 per share (“Series A Preferred Stock”); and

WHEREAS, the Key Holders and the Company desire to further induce the Investors to purchase the Series A Preferred Stock.

NOW, THEREFORE, the Company, the Key Holders and the Investors agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer, director or trustee of such Investor, or any venture capital fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Investor.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Capital Stock” means (a) shares of Common Stock and Series A Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Series A Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

1.4 “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.5 “Common Stock” means shares of Common Stock of the Company, $0.01 par value per share.

1.6 “Company Notice” means written notice from the Company notifying the selling Key Holders and each Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.7 “Investor Notice” means written notice from any Investor notifying the Company and the selling Key Holder(s) that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.8 “Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Subsection 6.9, each person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.11 and any one of them, as the context may require; provided, however, that any such person shall cease to be considered an Investor for purposes of this Agreement at any time such person and his, her or its Affiliates collectively hold fewer than 1,000,000 shares of Common Stock, on an as converted basis (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction).

1.9 “Key Holders” means the persons named on Schedule B hereto, each person to whom the rights of a Key Holder are assigned pursuant to Subsection 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.9 or Subsection 6.17. and any one of them, as the context may require; provided, however, that any such person shall cease to be considered a Key Holder for purposes of this Agreement at any time such person and his, her or its Affiliates collectively hold less than one percent (1%) of the Company’s then outstanding shares of Common Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction).

1.10 “Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.

1.11 “Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.

1.12 “Prospective Transferee” means any person to whom a Key Holder proposes to make a Proposed Key Holder Transfer.

1.13 “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.14 “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.15 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.16 “Secondary Notice” means written notice from the Company notifying the Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.17 “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.18 “Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), but does not include any shares of Series A Preferred Stock or of Common Stock that are issued or issuable upon conversion of Series A Preferred Stock.

1.19 “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its option to purchase its pro rata portion of the number of shares of Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2. Agreement Among the Company, the Investors and the Key Holders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Key Holder Transfer. To exercise its Right of First Refusal under this Subsection 2.1, the Company must deliver a Company Notice to the selling Key Holder and the Investors within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal, the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Subsection 2.1(a) and this Subsection 2.1(b).

(c) Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 2.1(c). In the event there are two (2) or more such Investors that choose to exercise the Secondary Refusal Right for a total number of remaining shares in excess of the number available, the Transfer Stock available for purchase under this Subsection 2.1(c) shall be allocated to such Investors pro rata based on the number of shares of Series A Preferred Stock held by such Investors. If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Key Holder Transfer, the Company must deliver a Secondary Notice to the selling Key Holder and to each Investor to that effect no later than fifteen (15) days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Key Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors pursuant to Subsections 2.1(b) and (c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Subsection 2.1(c) (the “Investor Notice Period”), then the Company shall, within five (5) days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Subsection 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Key Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Subsection 2.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

2.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is not purchased pursuant to Subsection 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Subsection 2.2(b) below and, subject to Subsection 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer (excluding shares purchased by the Company or the Participating Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor immediately before consummation of the Proposed Key Holder Transfer (including any shares that such Participating Investor has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer (including any shares that all Participating Investors have collectively agreed to purchase pursuant to the Secondary Refusal Right), plus the number of shares of Transfer Stock held by the selling Key Holder. To the extent one (1) or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

(c) Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with this Subsection 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 2.2.

(d) Allocation of Consideration.

(i) Subject to Subsection 2.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Subsection 2.2(b); provided, however, if a Participating Investor wishes to sell Series A Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Series A Preferred Stock into Common Stock.

(ii) In the event that the Proposed Key Holder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Key Holder in accordance with Sections 2.1 and 2.2 of Article IV(B) of the Restated Certificate and, if applicable, the next sentence as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding. In the event that a portion of the aggregate consideration payable to the Participating Investor(s) and selling Key Holder is placed into escrow and/or is payable only upon satisfaction of contingencies, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Sections 2.1 and 2.2 of Article IV(B) of the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating Investor(s) and selling Key Holder upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Sections 2.1 and 2.2 of Article IV(B) of the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e) Purchase by Selling Key Holder; Deliveries. Notwithstanding Subsection 2.2(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, no Key Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Key Holder to such Participating Investor or Investors shall be made in accordance with the first sentence of Subsection 2.2(d)(ii). In connection with such purchase by the selling Key Holder, such Participating Investor or Investors shall deliver to the selling Key Holder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Key Holder (or request that the Company effect such transfer in the name of the selling Key Holder). Any such shares transferred to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Subsection 2.2(e).

(f) Additional Compliance. If any Proposed Key Holder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Subsection 2.2.

2.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(c) Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Investor who desires to exercise its Right of Co-Sale under Subsection 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Participating Investor the type and number of shares of Capital Stock that such Participating Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Subsection 2.2. The sale will be made on the same terms, including, without limitation, as provided in Subsection 2.2(d)(i) and the first sentence of Subsection 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Subsection 2.2. Such Key Holder shall also reimburse each Participating Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor’s rights under Subsection 2.2.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 2.1 and 2.2 shall not apply (a) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (b) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative approved by the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Key Holder or any such family members, or (c) upon a transfer to a charitable institution for philanthropic purposes; provided that in the case of clause(s) (b), (c), or (d), the Key Holder shall deliver prior written notice to the Investors of such pledge, gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2; and provided further in the case of any transfer pursuant to clauses (b), (c) or (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”); or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Key Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company; or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4. Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Subsection 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. Lock-Up.

5.1 Agreement to Lock-Up. Each Key Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering resulting in gross proceeds in excess of $100,000,000 (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 5 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Key Holders if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Series A Preferred Stock) enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Key Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 5 or that are necessary to give further effect thereto.

5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Key Holder (and transferees and assignees thereof) until the end of such restricted period.

6. Miscellaneous.

6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s IPO; and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

6.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

6.3 Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, it shall be sent to GI Dynamics, Inc., 320 Congress Avenue, Floor 3, Boston, MA 02205, Attention: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Mitchell Silberberg & Knupp, LLP, 437 Madison Avenue, 25th Floor, New York, NY 10022, Attention: Blake Baron, Esq., email: bjb@msk.com; and if notice is given to the Investors, a copy shall also be given to Wilson Sonsini Goodrich & Rosati PC, 650 Page Mill Road, Palo Alto, CA 94304, Attention: Elton Satusky, Esq., email: esatusky@wsgr.com.

(b) Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.8 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders provided that such consent shall not be required if the Key Holders do not then own shares of Capital Stock representing at least 1% of the outstanding Capital Stock of the Company, and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Series A Preferred Stock held by the Investors (voting as a single separate class and on an as-converted basis). Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.9 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Key Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate, or (ii) to an assignee or transferee who acquires at least 500,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11 Additional Stockholders.

(a) Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date hereof, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

(b) Additional Key Holders. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Common Stock to a purchaser after the date hereof, which shares (together with any other shares of Common Stock held by such purchaser) would constitute with respect to such purchaser more than one percent (1%) of the Company’s then outstanding shares of Common Stock, then such purchaser may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a “Key Holder” for all purposes hereunder.

(c) The Company shall use its commercially reasonable efforts to obtain any additional counterpart signature pages in the case of clauses (a) and (b) above.

6.12 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.15 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.16 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.17 Consent of Spouse. If any Key Holder is married on the date of this Agreement, such Key Holder’s spouse shall execute and deliver to the Company a Consent of Spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s shares of Transfer Stock that do not otherwise exist by operation of law or the agreement of the parties. If any Key Holder should marry or remarry subsequent to the date of this Agreement, such Key Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

GI DYNAMICS, INC.

By:
Name:
Title:

KEY HOLDERS:

Signature:
Name:

INVESTORS:
CRYSTAL AMBER FUND LIMITED

By:
Name:	Chris Waldron
Title:	Director

Signature Page To Right Of First Refusal And Co-Sale Agreement

SCHEDULE A

INVESTORS

Name and Address	Number of Shares Held

Crystal Amber Fund Limited

PO Box 286, Floor 2

Trafalgar Court

St. Peter Port

GY1 4LY

Guernsey

jm@crystalamber.com

Attention: Juan Morera

SCHEDULE B

KEY HOLDERS

Name and Address	Number of Shares Held

EXHIBIT A

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Right of First Refusal and Co-Sale Agreement, dated as of [_____ __,] 2020, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon a Proposed Key Holder Transfer of shares of Transfer Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [__] day of [__________, _____].

Signature

Print Name

APPENDIX E

GI DYNAMICS, INC.

INVESTORS’ RIGHTS AGREEMENT

Schedule A      -      Schedule of Investors

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the [●] day of [●], 2020, by and among GI Dynamics, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Subsection 6.9 hereof, which are referred to in this Agreement collectively as the “Investors” and individually as an “Investor.”

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement, dated as of August 10, 2020 (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.4 “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.5 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.9 “FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.10 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.13 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.15 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16 “IPO” means the Qualified IPO, as defined in the Certificate of Incorporation.

1.17 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, recapitalization or other similar transaction effected after the date hereof).

1.18 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, and (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any securities of the Company, acquired by the Investors after the date hereof, excluding, in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection  2.13 of this Agreement.

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to the then exercisable and/or convertible securities that are Registrable Securities.

1.22 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.23 “SEC” means the Securities and Exchange Commission.

1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection  2.6.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.01 per share.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least fifty percent (50%) of the Registrable Securities then outstanding, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)  Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1 (b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1 (b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1 (b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3 (b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $10,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request within three (3) business days after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8 (a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8 (b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8 (b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection  2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8 (d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8 (b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements following the effectiveness of the registration statement filed by the Company for the IPO), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to such reporting requirements following the effectiveness of the registration statement filed by the Company for the IPO) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Subsection 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12 Restrictions on Transfer.

(a) The Series A Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Series A Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Series A Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in the foregoing clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12 (c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12 (b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;

(b) such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; or

(c) the five (5) year anniversary of the date of this Agreement.

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all of which shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company, which initially shall be Wolf & Company, P.C.;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) to the extent requested by a Major Investor, as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements (i) may be subject to normal year-end audit adjustments and (ii) may not contain all notes thereto that may be required in accordance with GAAP);

(d) as soon as practicable, but in any event before the end of each fiscal year, an annual budget and business plan for the next fiscal year (collectively, the “Budget”); provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to (i) visit and inspect the Company’s properties; (ii) examine its books of account and records; and (iii) discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information and Inspection Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act following the date on which the Company deregisters or is otherwise no longer subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a competitor of the Company or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement and each of the Voting Agreement and the Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, one or more Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any competitor of the Company or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of Series A Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Series A Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Series A Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Series A Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series A Preferred Stock to Additional Purchasers pursuant to Subsection 1.3 of the Purchase Agreement.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act following the date on which the Company deregisters or is otherwise no longer subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors and nonvoting observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.2 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Amended and Restated Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.3 Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.2, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company becomes subject to the periodic reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act following the date on which the Company deregisters or is otherwise no longer subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Mitchell Silberberg & Knupp LLP, 437 Madison Avenue, 25th Floor, New York, NY 10022, Attention: Blake Baron, Esq., email: bjb@msk.com; and if notice is given to the Investors, a copy shall also be given to Wilson Sonsini Goodrich & Rosati, P.C.s, 650 Page Mill Road, Palo Alto, CA 94304, Attention: Elton Satusky, Esq., email: esatusky@wsgr.com.

(b) Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s name on Schedule A hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor agrees to promptly notify the Company of any change in such Investor’s electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction) and (b) Subsections 3.1 and 3.2, Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

GI DYNAMICS, INC.

By:

Name:

Title:

INVESTORS:

CRYSTAL AMBER FUND LIMITED

By:
Name:	Chris Waldron
Title:	Director

Signature Page to Investors’ Rights Agreement

SCHEDULE A

Investors

Crystal Amber Fund Limited

PO Box 286, Floor 2

Trafalgar Court

St. Peter Port

GY1 4LY

Guernsey

jm@crystalamber.com

Attention: Juan Morera

APPENDIX F

GI Dynamics, Inc.

____________________________

Note Exchange and Warrant Cancellation Agreement

____________________________

GI Dynamics, Inc.

Note Exchange and Warrant Cancellation Agreement

This Note Exchange and Warrant Cancellation Agreement (this “Agreement”) is made as of the 10th day of August 2020 (the “Effective Date”), between GI Dynamics, Inc., a Delaware corporation (the “Company”), and Crystal Amber Fund Limited (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the New Note (as defined below).

Recitals

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of August 21, 2019 (the “SPA”), between the Company and the Holder, the Company issued to the Holder an unsecured convertible promissory note in the aggregate principal amount of up to Four Million Five Hundred Ninety-Six Thousand Eight Hundred Ninety-Three Dollars (US$4,596,893) (the “2019 Note”);

WHEREAS, in connection with the issuance of the 2019 Note and pursuant to the terms and conditions of the SPA, the Company, on January 13, 2020, issued to the Holder a warrant to purchase up to 229,844,650 CHESS Depositary Interests of the Company (the “Warrant”);

WHEREAS, the Company plans to complete a Series A Preferred Stock financing with gross proceeds of not less than US$10 million in the aggregate, upon the terms and subject to the conditions of a Series A Preferred Stock Purchase Agreement between the Company and the Holder dated as of an even date herewith (the “Purchase Agreement”);

WHEREAS, as a condition precedent to entering into the Purchase Agreement, the Company is required to restructure the 2019 Note and cancel the Warrant;

WHEREAS, immediately prior to the execution of the Purchase Agreement, the Company will issue to the Holder a new unsecured convertible promissory note in the aggregate principal amount of the Outstanding Amount (as defined below), substantially in the form attached hereto as Exhibit A (the “New Note,” and, together with the 2019 Note, the “Notes”), in exchange for the surrender and cancellation of the 2019 Note and the cancellation of the Warrant, on the terms and conditions set forth in this Agreement (the “Exchange”).

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, agree as follows:

1. Terms of the Exchange

1.1 Exchange of the Notes. Upon the terms and subject to the conditions of this Agreement, the Holder agrees to surrender and deliver the 2019 Note to the Company for cancellation in exchange for the New Note in the aggregate principal amount equal to the total outstanding unpaid principal amount of the 2019 Note together with any interest accrued but unpaid thereon, immediately prior to the Closing Date (the “Outstanding Amount”). At the Closing (as defined below), the New Note issued in exchange for the cancellation of the 2019 Note shall be deemed the full and final consideration for the cancellation of such 2019 Note, and notwithstanding anything to the contrary contained in the 2019 Note or otherwise, the Company and Holder hereby agree that upon the Closing: (i) the Company’s obligations under the 2019 Note, including related contractual obligations, shall be deemed fully paid and satisfied and (ii) the 2019 Note shall automatically terminate and have no further force and effect.

1.2 Warrant Cancellation. Contemporaneously with exchange of the Notes pursuant to Section 1.1 and without any further action on the part of the Company or the Holder, the Warrant shall be terminated and cancelled and shall no longer be exercisable and the Holder shall automatically be deemed to have released any and all rights it has or may have had in, and in respect of, the Warrant, including related contractual rights.

2. The Closing

2.1 Closing Date. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and Section 6, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be held remotely via the electronic exchange of documents and signatures immediately prior to entering into the Purchase Agreement (the “Closing Date”).

2.2 Deliveries.

(a) At or prior to the Closing, the Company shall, in accordance with the terms of this Agreement, deliver to the Holder: (i) this Agreement duly executed by the Company; (ii) the New Note; and (iii) such other documents relating to the transactions contemplated by this Agreement as the Holder shall reasonably require.

(b) At or prior to the Closing, the Holder shall, in accordance with the terms of this Agreement, deliver to the Company: (i) this Agreement duly executed by the Holder; (ii) the 2019 Note (or an affidavit of loss and indemnity undertaking with respect thereto, in a form reasonably acceptable to the Company); and (iii) such other documents relating to the transactions contemplated by this Agreement as the Company shall reasonably require.

3. Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to the Holder, as of the date hereof and as of the Closing Date, as follows:

3.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

3.2 Corporate Power and Authorization.

(a) Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and the New Note and to carry out and perform its obligations under the terms of this Agreement and the New Note.

(b) Authorization. The execution and delivery of this Agreement and the New Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Note, the reservation of shares of the Company’s common stock, par value $0.01 per share issuable upon conversion of the New Note (the “Common Stock” and, together with the New Note, the “Securities”) and the cancellation of the Warrant, was duly authorized by the Company’s board of directors. Other than those consents and authorizations obtained by the Company prior to the date hereof that are in full force and effect on the Closing Date, no further consent or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the New Note have been duly executed and delivered by the Company, and each of them constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to equitable principles, bankruptcy, insolvency and the relief of debtors. Upon conversion of the New Note into Common Stock in accordance with the provisions of this Agreement and the New Note, the Common Stock will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than as set out in Section 2(c) of the New Note). The issuance of the New Note (and the Common Stock) pursuant to the provisions of this Agreement will not give rise to any preemptive rights or rights of first refusal granted by the Company, and the New Note (and the Common Stock) will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances; provided, however, that the New Note may be subject to restrictions on transfer as set out in this Agreement and the New Note or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed. The issuance of the New Note (and the Common Stock) does not and will not cause any dilution adjustment in any existing securities of the Company, and the Holder hereby waives any dilution adjustment that might otherwise result from the issuance of the New Note (and the Common Stock) pursuant to the terms of any existing security held by the Holder.

3.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the New Note, the issuance of the New Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for any notices required or permitted to be filed with certain foreign, state and/or federal securities commissions or stock exchanges, which notices will be filed on a timely basis.

3.4 No Conflicts. The execution, delivery and performance of this Agreement and the New Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation or by-laws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or by which the Company is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree including federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected.

3.5 Offering. Assuming the accuracy of the representations and warranties of the Holder contained in Section 4 hereof, the issuance of the New Note is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.6 [Intentionally Omitted].

3.7 Delivery of SEC Filings. The Company has provided the Holder with copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”); which reports represent all filings required of the Company pursuant to the 1934 Act for such period. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.8 Conduct of Business; Regulatory Permits. To the knowledge of the Company, the Company is not in violation of any term of, or in default under, its certificate of incorporation, as amended and as in effect on the date hereof, or any certificate of designation of an outstanding series of stock of the Company or its by-laws, as amended and as in effect on the date hereof. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company does not and will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Except as set forth in its SEC Filings, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.9 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the SEC, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or affiliates, the Securities or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, which, if adversely determined, would have a material adverse effect on the Company’s business or financial condition.

3.10 Securities Laws. The Company shall timely make all filings and reports relating to the issuance of the Securities required under applicable securities laws, including filing any notice of sale of securities required by applicable law or regulation and complying with any applicable “blue sky” laws of the states of the United States. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.10. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the issuance of the New Note in a manner that could require the registration of the New Note under the Act.

4. Representations and Warranties of the Holder

The Holder hereby represents and warrants to the Company as follows:

4.1 Purchase for Own Account. The Holder understands that the Securities have not been registered under the Act and the Holder is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration. The Holder represents that its acquisition of any Securities under the New Note will be acquired solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company including, but not limited to, the SEC Filings, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Rule 144. The Holder is aware that none of the Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

4.5 Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 Regulation S. In issuing the Securities, the Company may be relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Act; it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the closing; and notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the closing (the “Restricted Period”), the New Note may, subject to any restrictions contained in the New Note, be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and the New Note, and either: (a) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (b) the offer and sale is outside the United States and to other than a U.S. person. If the Holder is not a United States person, the Holder hereby represents that the Holder is satisfied as to the full observance of the laws of the Holder’s jurisdiction applicable to the Holder in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within the Holder’s jurisdiction for the purchase of the New Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the such Securities. The Holder’s subscription and payment for, and the Holder’s continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Holder’s jurisdiction that are applicable to the Holder.

4.7 Rule 506(d). If the Holder beneficially owns twenty percent (20%) or more of the outstanding voting securities of the Company, calculated in accordance with Rule 506(d) of Regulation D of the Act, or may designate a director of the Company, the Holder hereby represents and warrants to the Company that the Holder has not been convicted of any of the felonies or misdemeanors or been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D of the Act.

4.8 [Intentionally Omitted].

4.9 Legends. The Holder understands that any securities issued upon conversion of the New Note may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISTRIBUTION OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

(b) Any legend set forth in or required by another section of this Agreement or the New Note.

(c) Any legend required by the securities laws of any state or country to the extent such laws are applicable to the securities represented by the certificate so legended.

4.10 Market Standoff. The Holder agrees not to sell any of the Securities during a period specified by the representative of the applicable underwriters (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Company filed under the Act, so long as all officers, directors, and 1% stockholders have executed similar agreements and are similarly restricted from selling the Company’s stock.

4.11 [Intentionally Omitted].

4.12. No Conversion. Upon execution of this Agreement until the earlier of (i) the consummation of the Exchange or (ii) the termination of this Agreement pursuant to Section 7.1 hereof, the Holder hereby agrees that it shall not convert any or all of the outstanding balance under the 2019 Note.

5. Events of Default; Remedies

5.1 Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement and the New Note:

(a) Any default in the payment, when the same becomes due and payable, of principal under or interest in respect of the New Note, including, but not limited to, the failure by the Company to pay on the Maturity Date, any and all unpaid principal, accrued interest and all other amounts owing under this Agreement and the New Note;

(b) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(d) The Company’s stockholders (other than the Holder) or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations;

(e) If (i) a material portion of the Company’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days, (ii) the Company is enjoined, restrained, or prevented by a court order or other order of a governmental body from conducting its business or (iii) notice of lien, levy, or assessment is filed against any material portion of the Company’s assets by any court order or other order of any governmental body and it is not paid within sixty (60) days after the Company received notice thereof; or

(f) The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Agreement or the New Note (other than a failure to pay as specified in Section 5.1(a) hereof) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice thereof.

5.2 Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 5.1(b) or 5.1(c) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder or any holder of the New Note may, by written notice to the Company, declare all outstanding obligations payable by the Company under the New Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5.1(b) or 5.1(c) hereof, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the Holder in enforcing and collecting the New Note and this Agreement. No right or remedy conferred upon or reserved to the Holder under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

6. Conditions to Closing

6.1 Conditions to Holder’s Obligations at the Closing. The obligations of the Holder under this Agreement and the New Note are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Holder:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement and the New Note that are required to be performed or complied with by it on or before the Closing.

(c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the New Note shall be duly obtained and effective as of the Closing.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Holder’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

6.2 Conditions to Company’s Obligations at the Closing. The obligations of the Company under this Agreement and the New Note are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties made by the Holder in Section 4 hereof shall be true and correct on the Closing Date.

(b) Performance. The Holder shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7. Termination

7.1 Voluntary Termination. Except as provided in Section 7.2, this Agreement may be terminated and the Exchange abandoned at any time prior to the Closing by:

(a) the mutual agreement of the Company and the Holder; or

(b) the Company or the Holder if the Closing Date shall not have occurred by September 30, 2020; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause or resulted in the failure of the Closing to occur on or before such date and such action or failure constitutes a breach of this Agreement.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Company or the Holder, or their respective representatives, as applicable; provided, however, that each party hereto shall remain liable for any willful breaches of this Agreement, or any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further, however, that, the provisions of Section 9 and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 7.

8. Miscellaneous

8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth in this Section 8.5 or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other party hereto.

If to the Holder:

Crystal Amber Fund Limited

PO Box 286

Floor 2, Trafalgar Court

Les Banques

St. Peter Port

Guernsey

GY1 4LY

With a copy (that shall not constitute notice) to:

Estera - GG - Crystal Amber Team

CrystalAmberTeam@estera.com

If to the Company:

GI DYNAMICS, INC.

320 Congress Street

Floor 3

Boston, MA 02205

Attention: Chief Executive Officer

With a copy (that shall not constitute notice) to:

Blake Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, New York 10022

Email: bjb@msk.com

8.6 Amendment; Modification; Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

8.7 Entire Agreement. This Agreement and the New Note, including the exhibits attached hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

In Witness Whereof, the parties have executed this Note Exchange and Warrant Cancellation Agreement as of the date first written above.

COMPANY:

GI Dynamics, Inc.

By:
Name:
Title:

HOLDER:

Crystal Amber Fund Limited

By:
Name:
Title:
Executed by Crystal Amber Asset Management (Guernsey) Ltd as Investment Manager of Crystal Amber Fund Limited

[Signature Page to Note Exchange and Warrant Cancellation Agreement]

Exhibit A

Form of Unsecured Convertible Promissory Note

APPENDIX G

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR LAWS OF ANY OTHER RELEVANT COUNTRY.

UNSECURED CONVERTIBLE PROMISSORY NOTE

US$[●]	August [●], 2020
Boston, Massachusetts

For value received, GI Dynamics, Inc., a Delaware corporation (“Payor”), hereby promises to pay to the order of Crystal Amber Fund Limited (the “Holder”), an aggregate principal sum of US$[●] or such greater amount as shall become due, with interest on the outstanding principal amount at the rate of five percent (5%) per annum. Interest (i) shall commence on the date hereof and shall be compounded annually based on a 365-day year, and (ii) shall continue on the outstanding principal until paid in full or, if permitted by the terms of this Unsecured Convertible Promissory Note (this “Note”), converted pursuant to Section 2 below.

1.  Payment and Maturity

(a)  Reference is hereby made to the Note Exchange and Warrant Cancellation Agreement (the “Exchange Agreement”), dated as of [●], 2020, between Payor and the Holder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Exchange Agreement.

(b)  If this Note has not already been paid in full or otherwise converted pursuant to Section 2 below, the entire outstanding principal balance of this Note and all unpaid accrued interest thereon shall be due and payable on June 30, 2022 (the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America except as set forth in Section 2(a) hereof. All payments shall be applied first to accrued interest, and thereafter to principal. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

(c)  Upon the occurrence and during the continuance of any Event of Default, the principal balance of this Note shall bear interest at the rate of eight percent (8%) per annum, including after the commencement of, and during the pendency of, any bankruptcy or other insolvency proceeding.

2.  Conversion

(a)  Optional Conversion. The Holder shall have the option (the “Conversion Option”), but not the obligation, at any time after the date hereof and prior to the Maturity Date, exercisable upon written notice to Payor, to (a) convert all (but not less than all) of the then outstanding unpaid principal amount of this Note together with any interest accrued but unpaid thereon (such principal amount and interest, the “Outstanding Amount”) into the number of shares of Common Stock (the “Conversion Shares”) equal to the quotient obtained by dividing (x) the Outstanding Amount by (y) 200% of the initial purchase price per share in the Series A Preferred Stock financing with gross proceeds of not less than US$10 million in the aggregate, pursuant to the terms and subject to the conditions of the Purchase Agreement (the “Conversion Price”).

(b)  Fractional Shares; Conversion Price Adjustment. No fractional shares of Payor’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, Payor will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Without limiting any provision hereof, if Payor at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Payor at any time on or after the date hereof combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 2(b) shall become effective immediately after the effective date of such subdivision or combination.

(c)  Holder Representations and Warranties; Transfer and Assignment. The representations and warranties and rights and obligations of transfer and assignment of Holder that are set forth in Section 4 of the Exchange Agreement with respect to the Conversion Shares issuable to Holder are hereby made a part of this Note and incorporated herein by this reference.

3.  Default; Remedies

(a)  The occurrence of any Event of Default described in Section 5.1 of the Exchange Agreement shall be an Event of Default hereunder.

(b)  Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default described in Sections 5.1(b) or 5.1(c) of the Exchange Agreement), all unpaid principal on this Note, accrued and unpaid interest thereon and all other amounts owing hereunder shall, at the option of the Holder, and, upon the occurrence of any Event of Default pursuant to Sections 5.1(b) or 5.1(c) of the Exchange Agreement, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

(c)  Upon the occurrence and during the continuance of any Event of Default, Payor shall pay, on demand, all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4.  Prepayment. Payor may not prepay this Note prior to the Maturity Date without the consent of the Holder.

5.  Waiver; Payment of Fees and Expenses. Payor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by the Holder shall constitute a waiver, election or acquiescence by it.

6.  Cumulative Remedies. The Holder’s rights and remedies under this Note and the Exchange Agreement shall be cumulative. No exercise by the Holder of one right or remedy shall be deemed an election, and no waiver the by Holder of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

7.  Miscellaneous

(a)  Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, and to be performed entirely within the State of New York.

(b)  Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the State of New York, County of New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably (i) consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; and (ii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

(c)  Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Payor may not assign this Note or delegate any of its obligations hereunder without the written consent of the Holder. The Holder may assign this Note and its rights hereunder without the consent of Payor, subject to compliance with Section 4 of the Exchange Agreement.

(d)  Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(e)  Notices. All notices required or permitted hereunder by the Holder of this Note to Payor shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the principal offices of Payor, to the attention of the Chief Executive Officer, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. Any refusal of delivery of a notice by Payor shall be deemed to have been delivered.

(f)  Amendment; Modification; Waiver. No term of this Note may be amended, modified or waived without the written consent of Payor and the Holder.

(g)  Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

(h)  No Voting Rights. This Note does not carry any voting rights at stockholder meetings of Payor without first converting the Note.

(i)  No Participation Rights. The Holder is not by virtue of holding this Note entitled to participate in any new issue of securities made by Payor to stockholders.

(j)  Equal Ranking. The Common Stock issued pursuant to a conversion of this Note will rank, from the date of issue, equally with the existing shares of Common Stock, respectively, of Payor in all respects.

[Signature page follows]

In Witness Whereof, the parties have executed this Unsecured Convertible Promissory Note as of the date first written above.

GI Dynamics, Inc.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Crystal Amber Fund Limited

By:

Name:
Title:

Executed by Crystal Amber Asset Management (Guernsey) Ltd

as Investment Manager of Crystal Amber Fund Limited

[Signature Page to Unsecured Promissory Note]

APPENDIX H

GI DYNAMICS, INC.

2020 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this GI Dynamics, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan and pertaining to a Stock Right, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means GI Dynamics, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed or quoted on a securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing price or, if not applicable, the last price of a share of Common Stock as quoted on that securities exchange constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this GI Dynamics, Inc. 2020 Employee, Director and Consultant Equity Incentive Plan.

Securities Act means the United States Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity-based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan is 41,710,968 shares of Common Stock.

(b) [Intentionally Omitted].

(c) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 5,000,000 Shares be granted to any non-employee member of the Board of Directors in any fiscal year;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e) Amend any term or condition of any outstanding Stock Right, including, without limitation, to increase the exercise price or purchase price or accelerate the vesting schedule, provided that (i) such term or condition as amended is permitted by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f) Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate to one or more officers of the Company the power to grant an Award, other than to themselves, under this Plan to Participants who are Employees and/or Consultants. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing if the Company is subject to Section 16 of the Exchange Act, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)	Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)	Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

(iv)	Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b) ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

(v)	Aggregate Limitation. No more than 41,710,968 Shares shall be issued pursuant to the exercise of ISOs.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A of the Code so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, (after consideration of applicable securities, tax and accounting implications), by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above or (g) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars (or in such other currency as the Administrator may determine)in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b) A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an Employee, director or Consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a) All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a) The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Subject to the requirements imposed on the Company under the rules of any securities exchange, upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 24(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 5, its determination shall be conclusive.

(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on ________, 2030, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

* * * * *

Originally adopted by the Board of Directors on ______, 2020

Originally adopted by the stockholders on ______, 2020

SPECIAL MEETING OF STOCKHOLDERS OF

GI DYNAMICS, INC.

September 3, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares while virtually attending the Special Meeting via the online portal at https://web.lumiagm.com/244039802.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/20003

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00003333333300000100 2 090320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR the Proposals.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO VIRTUALLY ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

GI DYNAMICS, INC.

September 3, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/20003

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333300000100 2 090320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR the Proposals.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO VIRTUALLY ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

GI DYNAMICS, INC.

Proxy for Special Meeting of Stockholders on September 3, 2020

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Scott Schorer, President and CEO of GI Dynamics, Inc. and Charles Carter, Chief Financial Officer, Secretary, and Treasurer of GI Dynamics, Inc., and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if virtually present and acting at the Special Meeting of Stockholders of GI Dynamics, Inc., to be held September 3, 2020 at 5:00p.m. United States Eastern Daylight Time via the on-line portal at https://web.lumiagm.com/244039802, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

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